UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TAYLOR CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Taylor Capital Group, Inc., a Delaware corporation, to be held at 9:00 a.m., central time, on May 12, 2011, on the ninth floor of our executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018.

The matters to be considered at the meeting are described in the attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of our Board of Directors, I encourage you to read the accompanying proxy statement and vote promptly. To ensure that your shares are represented at the meeting whether or not you plan to attend the meeting in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet or by signing, dating and mailing your proxy card in accordance with the instructions provided on it.

We look forward to seeing you at the 2011 Annual Meeting of Stockholders.

Sincerely,
Mark A. Hoppe
Chief Executive Officer and President

Rosemont, Illinois

April 12, 2011

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2011 Annual Meeting of Stockholders of Taylor Capital Group, Inc. will be held on the ninth floor of our executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018 on May 12, 2011, at 9:00 a.m., central time, for the following purposes:

1.    To elect fifteen (15) directors to our Board of Directors to serve for a term of one (1) year and until their respective successors are elected and qualified;

2.    To approve our 2011 Incentive Compensation Plan;

3.    To vote on a non-binding advisory resolution approving the executive compensation described in the accompanying proxy statement; and

4.    To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 31, 2011 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Ten (10) days prior to the 2011 Annual Meeting of Stockholders, a list of all stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at our office in Rosemont, Illinois.

Your vote is important. We encourage you to submit a proxy with your voting instructions as promptly as possible, whether or not you intend to attend the meeting in person. You may submit your proxy with your voting instructions by using a toll-free telephone number (within the U.S. or Canada) or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may submit a proxy containing your voting instructions by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid reply envelope.

By Order of the Board of Directors,

Steven H. Shapiro
General Counsel and Corporate Secretary

Rosemont, Illinois

April 12, 2011

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held On May 12, 2011

Our Board of Directors is soliciting proxies to be voted at the Annual Meeting of Stockholders on May 12, 2011 at 9:00 a.m., central time, and at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The notice, this proxy statement and the form of proxy enclosed are first being sent to stockholders on or about April 15, 2011. As used in this proxy statement, the terms “the Company,” “we,” “us” and “our” refer to Taylor Capital Group, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON MAY 12, 2011

The Company’s Proxy Statement for the Annual Meeting of

Stockholders to be held on May 12, 2011 is available at:

http://www.taylorcapitalgroup.com

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

The following questions and answers briefly discuss some commonly asked questions about these proxy materials and the Annual Meeting. You should read carefully this entire proxy statement before deciding how to vote your shares at the Annual Meeting.

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with our 2011 Annual Meeting of Stockholders to be held on May 12, 2011. Stockholders of record of our common stock and our 8% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”), as of the close of business on March 31, 2011 (the “Record Date”) are invited to attend the Annual Meeting. You are entitled to, and requested to, vote on each of the proposals described in this proxy statement.

Q:	Who is soliciting my vote pursuant to this proxy statement?

A:	Our Board of Directors is soliciting your vote at the Annual Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote.

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held at 9:00 a.m., central time, on May 12, 2011, on the ninth floor of our executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018. You may obtain directions to the meeting location so that you may vote in person by calling our principal offices at (847) 653-7978.

Q:	Who is entitled to vote?

A:	Stockholders of record of our common stock and the Series C Preferred at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote on each proposal at the Annual Meeting. At the close of business on the Record Date, there were 20,184,809 shares of our common stock outstanding and entitled to vote at the meeting. As of that same date, there were a total of 1,276,480 shares of the Series C Preferred outstanding, and these shares of Series C Preferred are convertible, in the aggregate, into 2,598,658 shares of common stock. Pursuant to Section 8 of the Certificate of Designations (the “Series C Certificate of Designations”) of Series C Preferred Stock, each share of Series C Preferred shall entitle the holder to vote on all matters voted on by holders our common stock into which such share of Series C Preferred is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders, including with respect to the election of directors. As a result, the combined number of votes that may be cast by holders of our common stock and Series C Preferred for each proposal at the Annual Meeting is 22,783,467 votes.

Q:	What is a quorum?

A:	The presence at the Annual Meeting, in person or by proxy, of holders of thirty-five percent (35%) of our issued and outstanding shares of stock entitled to vote as of the Record Date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock or Series C Preferred will be considered part of the quorum. Abstentions will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned or postponed.

Q:	What vote is required to approve each proposal?

A:	The election of our Board of Directors’ nominees for directors, will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of such directors. As a result, withholding your authority to vote for any nominee, abstentions and broker non-votes will not affect the outcome of the election. A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) withhold authority to vote with respect to any nominee, by so indicating in the appropriate space on the proxy card. You will not be permitted to cumulate your votes in the election of directors.

Approval of our 2011 Incentive Compensation Plan (or, generally speaking, any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof) will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. In the case of these proposals, under Delaware law and our Third Amended and Restated Certificate of Incorporation, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote “For,” “Against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of these items, and the total number of votes cast “For” these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. Accordingly, an abstention from voting on any of these matters by a stockholder present in person or represented by proxy at the meeting will have the same legal effect as a vote “Against” that matter.

Because your vote on executive compensation is advisory, it will not be binding upon the Company or our Board of Directors. However, the Compensation Committee of our Board of Directors will take into account the outcome of the vote when considering future executive compensation programs.

Q:	How may I cast my vote?

A:	If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the accompanying proxy card):

•	in person at the Annual Meeting,

•	via the Internet,

•	by telephone, or

•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope.

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or via the Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. Further information regarding voting by telephone or the via the Internet is below in the response to the question “How may I cast my vote via the Internet or by telephone?”

Whichever method you use, the persons named as proxies on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card (or submit your vote by Internet or telephone) without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you hold your shares in “street name” (through a broker, bank or other nominee), that institution will instruct you as to how your shares may be voted by proxy. See “How do I vote if I am not a stockholder of record” for further information.

Q:	When should I send in my proxy card?

A:	If you vote by completing, dating and returning your proxy card by mail, you should send in your proxy card as soon as possible so that your shares will be voted at the Annual Meeting.

Q:	How may I cast my vote via the Internet or by telephone?

A:	Voting via the Internet. If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 p.m., New York City time, on May 11, 2011. Visit the website address provided on the proxy card and have your proxy card available when you access the website, and follow the instructions on the card to obtain your records and to create an electronic voting instruction form.

Voting by telephone.    If you are a stockholder of record, you may call the telephone number indicated on the proxy card, and use any touch-tone telephone to transmit your vote up until 11:59 p.m., New York City time, on May 11, 2011. Have your proxy card available when you call and then follow the instructions. If you hold your shares in “street name” (through a broker, bank or other nominee), that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Q:	How do I vote if I am not a stockholder of record?

A:	If you own your shares in “street name” (through a brokerage account or in another nominee form), you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Annual Meeting.

Q:	How may I revoke or change my vote?

A:	If you are a stockholder of record, you may revoke your proxy before it is voted at the Annual Meeting by:

•	voting again by telephone or Internet prior to 11:59 p.m., New York City time, on May 11, 2011,

•	submitting a later-dated properly completed proxy card,

•	delivering written notice to our Office of the Corporate Secretary prior to 5:00 p.m., central time, on May 11, 2011, stating that you are revoking your proxy, or

•	attending the Annual Meeting and voting your shares in person, but attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in street name and you have instructed a broker, bank or other nominee to vote your shares of our common stock, you may revoke those instructions by following the directions received from your broker, bank or other nominee to change those instructions.

Q:	Who is paying for the costs of this proxy solicitation?

A:	We will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, our officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Q:	What happens if the Annual Meeting is postponed or adjourned?

A:	Your proxy will still be effective and may be voted at the Annual Meeting when it is reconvened. You will still be able to change or revoke your proxy until it is voted at the reconvened Annual Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What should I do if I have questions?

A:	If you have more questions about the Annual Meeting, the proposals or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact our Office of the Corporate Secretary at (847) 653-7978.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of fifteen (15) persons. Pursuant to Article FIFTH of our Third Amended and Restated Certificate of Incorporation, each of the members of our Board of Directors shall be elected for a one-year term.

Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, each of Bruce W. Taylor, Mark A. Hoppe, Ronald L. Bliwas, Ronald D. Emanuel, C. Bryan Daniels, M. Hill Hammock, Elzie L. Higginbottom, Michael H. Moskow, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl, Harrison I. Steans, Jennifer W. Steans, Jeffrey W. Taylor and Richard W. Tinberg has been nominated by our Board of Directors as a director to be elected at the Annual Meeting. Each of the nominees, if elected, will serve for one year until the 2012 Annual Meeting of Stockholders and until his or her successor has been elected and qualified.

Our Board of Directors has determined, in its business judgment, that each of Ronald L. Bliwas, C. Bryan Daniels, Ronald D. Emanuel, M. Hill Hammock, Elzie L. Higginbottom, Michael H. Moskow, Louise O’Sullivan, Shepherd G. Pryor, IV, Melvin E. Pearl and Richard W. Tinberg meet the independence standards set forth in the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq Global Select Market.

Section 2.9 of our Third Amended and Restated By-laws provides that as long as the Taylor Family (as defined therein) beneficially owns in the aggregate twenty-five percent (25%) or more of the total voting power of the outstanding stock entitled to vote generally in the election of directors, the Taylor Family will be entitled to nominate up to three (3) candidates for election to our Board of Directors at any annual meeting of our stockholders. If the Taylor Family owns in the aggregate fifteen percent (15%) or more, but less than twenty-five percent (25%), of the total voting power of the outstanding stock entitled to vote generally in the election of directors, the Taylor Family will be entitled to nominate up to two (2) candidates for election to our Board of Directors at any annual meeting of our stockholders. As of the Record Date, members of the Taylor Family owned 5,233,915 shares of our common stock and 16,000 shares of our outstanding Series C Preferred, representing, in the aggregate, approximately 22.9% of the total voting power of all outstanding shares of all classes of capital stock entitled to vote at the Annual Meeting. However, the Taylor Family did not exercise its right to nominate candidates for election to our Board of Directors at our 2011 Annual Meeting.

Each of the director nominees will be elected by the affirmative vote of a plurality of the shares entitled to vote in the election of directors. Each of our directors has indicated an intention to vote in favor of the proposals set forth in this proxy statement, including the election of each of the nominees for director. Our directors, including members of the Taylor Family and the Steans Family, collectively beneficially own sufficient shares of our capital stock to effect a majority vote in favor of each of the proposals set forth in this proxy statement.

If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the persons named in the proxy will vote for such substitute nominee as our Board of Directors recommends, or vote to allow the vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Our Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director, if elected.

Nominees for Election

The names of the persons nominated for election as directors of our company are set forth below:

Name	Age	Position With Company
Bruce W. Taylor	55	Chairman, Director and member of Executive Committee
Mark A. Hoppe	57	Chief Executive Officer, President, Director and member of Executive Committee
Harrison I. Steans	75	Director and Chairman of Executive Committee
Ronald L. Bliwas	68	Director
C. Bryan Daniels	52	Director
Ronald D. Emanuel	64	Director
M. Hill Hammock	65	Director
Elzie L. Higginbottom Michael H. Moskow	69 73	Director Director
Louise O’Sullivan	65	Director
Melvin E. Pearl	75	Director
Shepherd G. Pryor, IV	64	Director
Jennifer W. Steans	47	Director
Jeffrey W. Taylor	58	Vice Chairman and Director
Richard W. Tinberg	60	Director

Bruce W. Taylor has served as our Chairman since November 2006, has been a director of our company since its inception in 1997 and has served as a member of our Executive Committee since the committee’s formation in September 2008. He also served as our Chief Executive Officer from November 2006 until March 2010 and President from 1997 until January 2008. In addition, Mr. Taylor is the Chairman of Cole Taylor Bank, a wholly-owned subsidiary of our company (the “Bank”), and served as the Bank’s President and Chief Executive Officer from 1994 until January 2008. He also served as Chief Financial Officer of our company and the Bank from March 2004 through December 2004. Mr. Taylor served as a director of Cole Taylor Financial Group (“CTFG”) from its inception in 1984 until 1997. From 1994 until 1997, Mr. Taylor served as President of CTFG in addition to President and Chief Executive Officer of the Bank. From 1991 until February 1994, Mr. Taylor served as Vice Chairman of CTFG and President and Chief Operating Officer of the Bank. Mr. Taylor began working for the Bank in 1979 and has held several management positions with the Bank since that time. Mr. Taylor is a member of the World Presidents Organization, Governing Commission of the Hillels of Illinois, Board of Governors of the Metropolitan Planning Council, Midwest trustee of the Boys and Girls Clubs of America and is a director of MTL Insurance Company, a life insurance and annuity company located in Oak Brook, Illinois. He is also a past chairman of the Board of the Chicago Center for Family Health and the Illinois Bankers Association. Mr. Taylor is the brother of Jeffrey W. Taylor.

Mark A. Hoppe was appointed Chief Executive Officer of the Company on March 31, 2010. He has served as President and a director of our company and the President, Chief Executive Officer and director of the Bank, since February 2008 and has been a member of our Executive Committee since the committee’s formation in September 2008. Prior to joining our company, Mr. Hoppe served in a variety of different management positions since 1981 with LaSalle Bank, N.A., a bank headquartered in Chicago, Illinois, including as its Executive Vice President from 1994 to 2001. He also served as an Executive Vice President of LaSalle Bank Midwest, N.A., a wholly-owned subsidiary bank of LaSalle Bank headquartered in Troy, Michigan, from 2001 to 2005, and as its Chief Executive Officer from

2005 to 2007. Mr. Hoppe also served as the Vice Chairman of LaSalle National Leasing Corporation, a full-service leasing company based in Towson, Maryland, that specializes in equipment financing solutions for commercial companies and municipalities, from its inception in 1996 to 2007.

Harrison I. Steans has served as a director of our company and Chairman of our Executive Committee since September 2008. Mr. Steans is the Chairman of the Executive Committee of Financial Investments Corporation (“FIC”) and Chairman of the Steans Family Foundation. From 1967 through 1988, Harrison was Chairman of NBD Illinois, Inc. and its predecessor institutions. During his tenure, the organization grew from a single $40 million bank to a six-bank holding company with assets exceeding $1.8 billion. In 1987, the bank holding company was sold to NBD Corporation, now part of the J.P. Morgan Chase organization. From 1973 through 1978, he was also Chairman of LaSalle National Bank. Mr. Steans business affiliations include service as a director of MCS Holdings, LLC, Provest Holdings, LLC, Elektra Holding Company, LLC, Boulevard Healthcare, LLC, Alliant Financial Corporation and USAmeribancorp, Inc., a privately held Tampa Bay area middle-market bank. He serves on the Advisory Board of Siena Capital and Willis, Stein & Partners. Mr. Steans’ affiliations with nonprofit organizations include serving as Life Trustee of DePaul University, Highland Park Hospital, and Ravinia Festival. In addition, he serves as trustee of the Civic Committee of the Commercial Club, the Carnegie Council on Ethics and International Affairs, the Chicago Humanities Festival, Renaissance Schools Fund, Harris Theatre of Music and Dance, The Ounce of Prevention Fund and the Chicago Botanic Gardens. Mr. Steans graduated cum laude from Princeton University in 1957 with a B.A. degree in economics. Mr. Steans is the father of Jennifer W. Steans.

Ronald L. Bliwas has served as a director of our company since April 2004, and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Bliwas is the President and Chief Executive Officer of A. Eicoff & Company, a leading Chicago advertising agency that specializes in broadcast advertising and is a division of Ogilvy & Mather. Mr. Bliwas also serves as a director of the University of Arizona National Board of Advisors, the Friends of Prentice Women’s Hospital & Maternity Center of Northwestern Memorial Hospital Foundation, the Illinois Institute of Technology Board of Directors, on the advisory board of Gold Eagle Company, a privately-held manufacturer of engine performance and maintenance chemicals based in Chicago, Illinois, and on the executive committee of the Board of Directors of the Direct Marketing Association, of which Mr. Bliwas served as Chairman in 2004 and 2005.

C. Bryan Daniels is the co-founder and principal of Prairie Capital Mezzanine Funds, L.P., Prairie Capital II, L.P., Prairie Capital III, L.P., Prairie Capital III Q.P. L.P., Prairie Capital IV, L.P., Prairie Capital IV QP, L.P., Prairie Capital V L.P. and Prairie Capital V QP, L.P. Prairie Capital is a private equity firm focused on the lower-end of the middle market. Mr. Daniels has served as a director of the Bank since January 2009. He also serves as a director on the boards of the Chicago Deferred Exchange Company, Creditors Interchange Agency, Inc., Navman Wireless Holdings, L.P., ProVest Holdings, LLC, R3 Education Inc., Security Technologies, Inc. and Titanium Solutions Inc. Mr. Daniels is also a member of the Visiting Committee of the Physical Science Department of the University of Chicago and a member of the board of directors for the radio station WBEZ – Chicago Public Radio.

Ronald D. Emanuel has served as a director of our company since its inception in 1997 and a director of our Bank since 1984. In addition, Mr. Emanuel has served as a member of the Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997 and as a member of the Corporate Governance and Nominating Committee since January 2006. Since 2009, Mr. Emanuel was President of ATI Carriage House, Inc., a furniture retailer, and since 2010, Mr. Emanuel has been President of ATI Capital, an investment company.

M. Hill Hammock has served as a director of our company since August 2008 and as a member of the Compensation Committee since March 2009 and a member of the Audit and Examining Committee since November 2009. Mr. Hammock served as the Chief Administrative Officer of the Chicago Public Schools from 2007 to 2009 and also served as Vice Chairman and Chief Operating Officer of LaSalle Bank, N.A. from 1997 to 2006. Mr. Hammock is a former member of the PricewaterhouseCoopers National Advisory Council and is Chairman of the Chicago Deferred Exchange Company, a provider of Section 1031 exchange services. Mr. Hammock is a member of the Commercial Club of Chicago and Metropolis 2020. Mr. Hammock is Past Chair of the Chicago Shakespeare Theater, the Metropolitan Planning Council of Chicago, and the Chicago Historical Museum. Mr. Hammock is also a member of the Visiting Committee for the University of Chicago Harris School of Public Policy, a Board member of the Chicagoland Chamber of Commerce Foundation, and a member of the Economic Club of Chicago. Mr. Hammock is Past President of the Bankers Club of Chicago, the University of Illinois at Chicago Business Advisory Council, and Leadership Greater Chicago. Mr. Hammock earned his MBA from the University of Chicago’s Graduate School of Business and his bachelor’s degree in applied mathematics from Georgia Tech.

Elzie L. Higginbottom has served as a director of our company since October 2010. Mr. Higginbottom is the Chairman and Chief Executive Officer of East Lake Management and Development Corp. As a principal of East Lake, Mr. Higginbottom is involved in real estate financing, development and management of single, multifamily and commercial real estate. Mr. Higginbottom is also a member of the Cook County Housing Authority Board; former trustee of the University of Wisconsin Athletic Board and former Co-Chairman of the Governor’s Workforce Investment Board.

Michael H. Moskow has served as a director of our company since November 2008, on the Nominating and Corporate Governance Committee since November 2009, and as Chairman of the Nominating and Corporate Governance Committee and as lead director in connection with meetings of the Independent Directors since November 2009. Mr. Moskow is the Vice Chairman and Senior Fellow on the Global Economy at the Chicago Council on Global Affairs. Mr. Moskow served as President and Chief Executive Officer of the Federal Reserve Bank of Chicago from 1994 to 2007. In that capacity, he was a member of the Federal Open Market Committee, the Federal Reserve System’s most important monetary policymaking body. Mr. Moskow is a member of several boards of directors, including Commonwealth Edison, a subsidiary of Exelon, and Discover Financial Services. Mr. Moskow is also Chairman of the Board of Directors, Japan America Society of Chicago and Northern Funds; Member of the Board of Directors, Metropolis Strategies, Member of the Governing Board, Illinois Council on Economic Education; and Member of the Chicago Workforce Investment Council.

Louise O’Sullivan has served as a director of our company since December 2004 and has been a member of the Compensation Committee since July 2006. Ms. O’Sullivan founded Prime Advantage in 1998, following more than 20 years of successful leadership experience in industrial manufacturing. Prime Advantage is a privately-held manufacturers’ buying consortium that leverages a large, unified network of original equipment manufacturers. Previously, she was President of the Groen Company (a subsidiary of the Dover Corporation), a major manufacturer of commercial food service and industrial processing equipment. Ms. O’Sullivan serves as a director emeritus of the University of Chicago Graduate School of Business Entrepreneurial Advisory Board.

Melvin E. Pearl has served as a director of our company since its inception in 1997, as Chairman of the Compensation Committee since 1997, and as a member of the Corporate Governance and Nominating Committee since November 2004. Mr. Pearl was formerly a director of CTFG from its inception in 1984 until February 1997. Mr. Pearl was a Partner with the law firm of Katten Muchin Rosenman LLP from 1974 until his retirement in 2004, and he is now “of counsel” to that firm.

Shepherd G. Pryor IV has served as a director of our company and a member of the Audit and Examining Committee since September 2003, and as Chairman of the Corporate Governance and Nominating Committee from November 2004 to November 2009 and Chairman of the Audit and Examining Committee since November 2009. Mr. Pryor acted as lead director in connection with meetings of the Independent Directors from September 2004 to November 2009. He has served on the Board of Directors of Hartford Computer Group, a provider of computer repair services, since 2010 and the Board of Directors of Joway Health Industries Group, Inc. and its Audit Committee since 2011. Mr. Pryor has worked on four continents as an independent management consultant with his own firm, Shepherd G. Pryor IV Management Consulting, since 1991, and has provided services to boards of directors through Board Resources, a division of TeamWork Technologies, since 2002. He has served as a member of the Board of Directors of Ulteig Engineering and Chairman of its Compensation Committee since 2008. In the past, Mr. Pryor served as lead director of Archibald Candy Corporation, a manufacturer and retailer, from 2002 until 2006, and on the Board of HCI Direct, Inc. from 2002 until its sale in 2007. Mr. Pryor also served on the board of directors of Petrolane, Inc., a propane distributor and retailer, until its sale to Amerigas. Mr. Pryor is a member of the National Association of Corporate Directors and a former NASD arbitrator. Mr. Pryor is a founding board member and former president of the Music Arts School in Highland Park and a senior founding member of Resurrection Home Health Foundation. In addition, Mr. Pryor serves as a faculty member of Keller Graduate School of Management.

Jennifer W. Steans has served as a director of our company since September 2008. Ms. Steans is the President of FIC. From 1989 through 1992, Ms. Steans served as a consultant for the management consulting arm of Deloitte & Touche. Ms. Steans then served as Treasurer of Prime Graphics, Inc., until founding FIC in 1994. Ms. Steans is the current Chairman of USAmeribancorp, Inc., a privately held Tampa Bay area middle-market bank, and Mortgage Contracting Services, LLC. Her other current business affiliations include service as a director of Boulevard Healthcare, LLC, Provest Holdings, LLC, Chicago Deferred Exchange Company and Dynamic Solutions Group, Inc. In addition, she serves as an Advisory Board Member of Linden Capital Partners, LP, Prairie Capital, Resource Land Fund III, LP and Siena Capital Partners. Ms. Steans’ affiliations with non-profit organizations include serving as trustee of The Eleanor Foundation, City Year Chicago, Ravinia Festival, The Steans Family Foundation, and Northwestern University. Ms. Steans received a BA from Davidson College and an MBA from The Kellogg School of Management at Northwestern University. Ms. Steans is the daughter of Harrison I. Steans.

Jeffrey W. Taylor has served as a director of our company since its inception in 1997 and as our Vice Chairman since September 2008. Mr. Taylor has served as a member of the board of directors of the Bank and as a consultant to the Bank from September 2008 through January 2010. Mr. Taylor also served as our Executive Managing Director, Market Development and New Ventures, from November 2006 until September 2008. Mr. Taylor served as our Chairman of the Board and Chief Executive Officer from our inception in 1997 to November 2006. Mr. Taylor also served as Chairman of the Bank from 1994 until 2006. Mr. Taylor served as a director of CTFG from its inception in 1984 until February 1997. From February 1994 until February 1997, Mr. Taylor served as Chairman and Chief Executive Officer of CTFG. From 1990 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and Chairman and Chief Executive Officer of the Bank. Mr. Taylor served as Vice Chairman of Banking Strategy from April 1990 until the end of 1990. Mr. Taylor began his career with the Bank in 1978 as Associate General Counsel and has held several management positions with the Bank since that time. Mr. Taylor is a member of the Loyola Family Business Center Peer Advisory Group. Mr. Taylor has served as Chairman of the North Shore Center for the Performing Arts Foundation Board. He is on the boards of the Northwestern University School of Law, After School Matters and Midwest Bank Board. He is also a member of the Board of Directors and Chairman of the Audit Committee of Chicago Freight Car Leasing Co. Mr. Taylor is also an affiliate of Sucsy Fisher & Company and a consultant to Franklin Capital Network. Mr. Taylor is the brother of Bruce W. Taylor.

Richard W. Tinberg has served as a director of our company since its inception in 1997. He served as Chairman of our Audit and Examining Committee (including the prior joint committee for our company and the Bank) from 1997 to November 2009, and also served as a member of the Compensation Committee from 1997 to March 2009. Mr. Tinberg was formerly a director of CTFG from 1995 until February 1997. From 1985 until the present, Mr. Tinberg has been the President and Chief Executive Officer of The Bradford Exchange, a group of organizations engaged in the development and marketing of collectibles, gifts, jewelry, direct to consumer checks, and home decor items. In 2008, Mr. Tinberg assumed the role of Executive Chairman of the Board of Directors of The Bradford Exchange. Mr. Tinberg has also served as the President and Chief Executive Officer of Hammacher Schlemmer & Company, which specializes in the marketing of innovative products and gifts, since 1982.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote FOR each of the director nominees.

Executive Committee

Our Executive Committee and Board of Directors oversee the management and direction of the company. The Executive Committee consists of Bruce Taylor, Mark Hoppe and Harrison Steans. Although the Executive Committee does not take away any responsibilities of the Board of Directors, by requiring the separate approval of the Executive Committee with respect to certain major corporate activities such as mergers, significant acquisitions or dispositions, certain equity issuances by the company and its affiliates, the Executive Committee ensures corporate continuity and provides a second level of corporate oversight.

Since March 31, 2010, we have separated the role of Chief Executive Officer from the role of Chairman of the Board of Directors. Mr. Hoppe currently serves as our Chief Executive Officer and President, and Mr. Bruce Taylor currently serves as our Chairman of the Board of Directors. We believe this current board leadership structure is best for our Company and our stockholders because Bruce Taylor provides strong leadership as our Chairman of the Board of Directors, while Mark Hoppe provides strong leadership as our Chief Executive Officer in terms of facilitating the execution of the Company’s business plan.

Risk Oversight

Management is responsible for assessing and managing the risks faced by the company, and the Board of Directors is responsible for overseeing management in this effort. Throughout the year, management, including our Chief Executive Officer, discusses with the Board of Directors various strategic, operational, credit, market, liquidity, reputational and legal risks faced by the company. In addition, the Board of Directors has allocated certain oversight responsibilities related to financial risk (such as internal controls regarding finance and accounting compliance) to the Audit and Examining Committee.

Board Committees

Our Board of Directors has established three standing committees: an Audit and Examining Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of these committees operates pursuant to a written charter, copies of which are available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents,” or to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Office of the Corporate Secretary, 9550 West Higgins Road, Rosemont, Illinois 60018.

The Audit and Examining Committee. The Audit and Examining Committee of our Board consists of Mr. Pryor (Chairman), Mr. Emanuel and Mr. Hammock. During 2010, the Audit and Examining Committee met 9 times. The Audit and Examining Committee’s primary duties and responsibilities include the appointment, compensation and oversight of our independent registered public accounting firm as well as to (1) monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) monitor the independence and performance of our independent registered public accounting firm and internal audit department, (3) act as an oversight committee on audit and control matters, (4) provide an avenue of communication among the internal audit department, independent registered public accounting firm, management and the Board of Directors, (5) encourage management to take an efficient, effective and timely approach toward resolving matters that require attention as defined by the Audit and Examining Committee, and (6) maintain minutes of meetings and report the substance of the meetings and make appropriate recommendations to the Board of Directors as necessary.

Our Board of Directors has determined, in its business judgment, that all of the members of the Audit and Examining Committee meet the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq Global Select Market. Our Board of Directors has designated each of Mr. Pryor and Mr. Hammock as an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

The Compensation Committee. The Compensation Committee of our Board consists of Mr. Pearl (Chairman), Mr. Hammock and Ms. O’Sullivan. The Compensation Committee’s primary responsibilities include: (1) approving the compensation of our directors, executive officers and key employees: and (2) overseeing the administration of our employee benefit plans. The Compensation Committee met 8 times during 2010.

Our Board of Directors has determined, in its business judgment, that all of the members of the Compensation Committee meet the independence standards for compensation committee members, as set forth in the Sarbanes-Oxley Act of 2002, the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq Global Select Market, as well as under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee of our Board consists of Mr. Moskow (Chairman), Mr. Bliwas, Mr. Emanuel and Mr. Pearl. The Corporate Governance and Nominating Committee’s primary responsibilities are to: (1) assist the Boards of Directors of the Company and the Bank in identifying persons qualified to become members of the Boards, consistent with the criteria established by the committee and approved by the Boards: (2) assist the Boards in identifying the directors who may serve on each committee of the Boards: (3) coordinate the Board’s evaluation of itself and management: and (4) develop and recommend to the Board corporate governance guidelines. The Corporate Governance and Nominating Committee met 7 times during 2010.

Our Board of Directors has determined, in its business judgment, that all of the members of the Corporate Governance and Nominating Committee meet the independence standards for corporate governance and nominating committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on The Nasdaq Global Select Market. The Corporate Governance and Nominating Committee believes that the company’s best interests are served by maintaining a diverse Board of Directors with members who can provide insight into current business conditions, opportunities and risks. The Corporate Governance and Nominating Committee thinks that the nominees for election to the Board of Directors bring a diverse array of experiences and perspectives that will help the company identify and respond to opportunities and challenges in the financial sector.

Director Nominations

In nominating directors, our Corporate Governance and Nominating Committee and our Board consider a variety of factors, including certain minimum qualifications for first time nominees for membership on our Board of Directors. The qualifications include: (1) demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership or executive role (e.g., executive officer, managing partner, managing director, etc.) in a recognized business organization; (2) financial literacy or other professional or business experience relevant to an understanding of the Company, the Bank, and our business; and (3) demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. In addition, the Committee will consider the current composition of our Board of Directors in light of the communities and businesses served by us and the interplay of the candidate’s areas of experience with the experience of the other Board members, as well as such other factors as the Committee deems appropriate. Director candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of our stockholders.

Our Corporate Governance and Nominating Committee believes that each nominee has valuable experience, qualifications and skills that, taken together, provide us with the diversity and depth of knowledge necessary to provide effective oversight of the Company. As indicated in the preceding biographies, the nominees have extensive experience in a variety of fields, including banking and financial services (Mr. Bruce Taylor, Mr. Hoppe, Mr. Steans, Mr. Hammock, Mr. Moskow, Ms. Steans and Mr. Jeffrey Taylor), investment funds (Mr. Daniels), marketing / advertising (Mr. Bliwas), retail sales (Mr. Emanuel and Mr. Tinberg), manufacturing (Ms. O’Sullivan), consulting, banking and financial services (Mr. Pryor), real estate management and development (Mr. Higginbottom) and law (Mr. Pearl), each of which the Corporate Governance and Nominating Committee believes provides valuable knowledge about important elements of our business and customer base.

In addition, the Corporate Governance and Nominating Committee believes that, as indicated in the preceding biographies, the nominees have each demonstrated significant business leadership skills as a chief executive officer or president (Mr. Bruce Taylor, Mr. Hoppe, Mr. Bliwas, Mr. Emanuel, Mr. Higginbottom, Mr. Moskow, Ms. O’Sullivan, Mr. Jeffrey Taylor and Mr. Tinberg), as a chairman of a financial institution (Mr. Bruce Taylor, Mr. Steans and Ms. Steans), as a chief operating officer of a financial institution (Mr. Hammock), as a founding principal of an investment fund (Mr. Daniels), as a founder of a management consulting firm (Mr. Pryor), as a senior partner of a law firm (Mr. Pearl), as a founder of a real estate management and development corporation (Mr. Higginbottom) or as an executive and management consultant (Ms. Steans). The Corporate Governance and Nominating Committee believes that these skills and experiences qualify each nominee to serve as a member of our Board of Directors.

Our Corporate Governance and Nominating Committee will consider director nominees from any reasonable source, including stockholder recommendations tendered in accordance with our Third Amended and Restated By-laws. The Corporate Governance and Nominating Committee also has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms. Stockholders who wish to nominate an individual for election as a director at an annual meeting of the stockholders must comply with Section 2.9 of our Third Amended and Restated By-laws regarding stockholder nominations.

Attendance at Meetings

During 2010, our Board of Directors held 14 meetings. Each member attended at least seventy-five percent of the meetings of the Board of Directors and committees on which he or she served during his or her term of office. Directors are expected to attend the Annual Meeting, absent unusual circumstances.

Meetings of Independent Directors

The Board’s “independent directors” (as that term is defined under the standards of the SEC and The Nasdaq Stock Market) meet in executive session, without management present, at least twice a year. The chairman at these executive sessions is the Chairman of the Corporate Governance and Nominating Committee.

Code of Ethics

The Board of Directors has adopted a Code of Conduct for the Company that includes a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct is available on our website at www.taylorcapitalgroup.com under the caption “Governance Documents.” We will describe on our website amendments to or waivers from our Code of Ethics in accordance with all applicable laws and regulations. We also will furnish a copy of the Code of Conduct to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Office of the Corporate Secretary, 9550 West Higgins Road, Rosemont, Illinois 60018.

DIRECTOR COMPENSATION

During 2010, our non-employee directors received an annual fee of $10,000 (which amount was increased to $15,000 during August 2010) and an attendance fee of $750 (which amount was increased to $1,000 during August 2010) for each Board meeting attended and $650 (which amount was increased to $1,000 during August 2010) for each committee meeting attended. The chairman of each committee received an additional annual fee of $5,000 for chairing a committee, which amounts were increased during August 2010 to $10,000 for the chairman of the audit committee, $7,500 for the chairman of the compensation committee, $7,500 for the chairman of the director’s loan committee. In addition, all directors may be reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Harrison I. Steans and Jennifer W. Steans each agreed to temporarily waive all of their fees for serving on our Board of Directors until such time as market conditions and our operating performance improve.

Each non-employee director may also currently receive an annual equity award, at the discretion of the Compensation Committee of our Board of Directors, under our 2002 Incentive Compensation Plan. If our 2011 Incentive Compensation Plan is approved by our stockholders, then our non-employee directors would become eligible to receive equity awards, at the discretion of our

Compensation Committee, under our 2011 Incentive Compensation Plan in lieu of our 2002 plan. Other than with respect to reimbursement of expenses, directors who are our employees or officers do not receive additional compensation for their service as a director.

2010 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ronald L. Bliwas	28,250	—	—	—	—	—	28,250
C. Bryan Daniels	23,875	—	—	—	—	—	23,875
Ronald D. Emanuel	40,050	—	—	—	—	—	40,050
M. Hill Hammock	40,700	—	—	—	—	—	40,700
Elzie Higginbottom*	7,000	—	—	—	—	—	7,000
Michael H. Moskow	43,900	—	—	—	—	—	43,900
Louise O’Sullivan	28,800	—	—	—	—	—	28,800
Melvin E. Pearl	46,225	—	—	—	—	—	46,225
Shepherd G. Pryor, IV	46,401	—	—	—	—	—	46,401
Harrison I. Steans	—	—	—	—	—	—	—
Jennifer W. Steans	—	—	—	—	—	—	—
Jeffrey W. Taylor	22,750	—	—	—	—	—	22,750
Richard W. Tinberg	20,500	—	—	—	—	—	20,500

*	Mr. Higginbottom became a member of our board during October 2010.

PROPOSAL 2:

APPROVAL OF OUR 2011 INCENTIVE COMPENSATION PLAN

We are asking our stockholders to approve the Taylor Capital Group, Inc. 2011 Incentive Compensation Plan (referred to in this proposal as the “2011 Plan”). The 2011 Plan will replace and supersede the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, which was last approved by our stockholders on June 12, 2008 (the “2002 Plan”). Upon approval of the 2011 Plan by our stockholders, the 2002 Plan will terminate and no further awards will be granted under the 2002 Plan. Existing awards that are outstanding under the 2002 Plan as of the termination date will continue in effect in accordance with their terms.

Our Board of Directors has adopted the 2011 Plan, subject to approval by our stockholders, for the purpose of providing share-based incentives which will attract and retain officers, key employees, directors and consultants of the Company and its subsidiaries and align their interests with those of our stockholders. The 2011 Plan will become effective immediately upon approval of our stockholders.

The 2011 Plan will increase the total number of shares of our common stock currently reserved for issuance to our eligible employees, directors and consultants by 1,200,000 shares, which will allow us to continue to grant awards at competitive levels, attract and retain highly-qualified personnel and manage our future growth.

The 2011 Plan includes the following key corporate governance-related features:

•	The share reserve is fixed and does not include an “evergreen” share-increase feature.

•	Repricings, including cash exchanges, of any stock options or stock appreciation rights are prohibited without the consent of our stockholders.

•	Discounted and “reload” stock options and stock appreciation rights are expressly prohibited.

•	The minimum vesting period for restricted stock and restricted stock units is three-years for service-based awards and one-year for performance-based awards.

•	Dividends or dividend equivalents with respect to restricted stock or restricted stock unit awards are payable only to the extent the underlying award becomes vested.

•	“Recycling” of shares used to pay applicable withholding taxes or the exercise price of options is not permitted.

•	Our independent Compensation Committee administers the 2011 Plan. Management members of our Board of Directors may not participate in consideration of awards to our non-employee directors.

•

Stockholder approval is required for any amendments to the 2011 Plan that would increase the total number of shares reserved for issuance, expand the class of eligible participants or otherwise materially amend the plan.

The description of the key features of the 2011 Plan in this Proxy Statement is subject to the terms of the 2011 Plan, which is attached as Appendix A.

Material Features of the 2011 Plan

Eligibility. Any of our officers, employees, directors or consultants, as well as those of our subsidiaries, with significant responsibility for our success and future growth and profitability may receive awards under the 2011 Plan. The Compensation Committee determines eligibility for awards in its sole discretion. All of our directors and employees, which included 623 employees as of March 14, 2011, 6 of whom are executive officers), are eligible to be selected by the Compensation Committee to participate in the 2011 Plan.

Shares Authorized for Issuance. The total number of shares reserved for issuance under the 2011 Plan (subject to adjustment in the event of any stock split, stock dividend, reorganization, spin-off or other similar occurrence) will be 1,200,000 shares, plus (i) the number of shares that remain available for issuance (i.e. have not previously been issued and are not currently subject to outstanding awards) under the 2002 Plan as of the effective date of the 2011 Plan, plus (ii) any shares subject to currently outstanding awards under the 2002 Plan that are subsequently forfeited, terminated, or that otherwise expire or lapse without the issuance of shares after the effective date of the 2011 Plan. If all shares subject to currently outstanding awards under the 2002 Plan were to be forfeited, terminated or were to otherwise lapse or expire without the issuance of any shares, the maximum number of shares that could be issued under the 2011 Plan would be 2,729,639 shares.

Administration and Types of Awards. The 2011 Plan is administered by our Compensation Committee or any subcommittee thereof. The Compensation Committee generally has the authority to delegate its duties to certain of its members, officers of the Company or its advisors. The Compensation Committee has the discretion to select award recipients and determine the terms and conditions of awards.

The 2011 Plan allows us to grant the following types of awards:

•	options (non-qualified and incentive stock options);

•	stock appreciation rights (SARs);

•	restricted stock;

•	restricted stock units; and

•	performance awards.

Stock Options. An option is the right to purchase a fixed number of shares of our common stock during a specified period at a fixed exercise price. No options can be granted with an exercise price that is less than 100% (110% for certain incentive stock options) of the fair market value of our common stock on the date of grant. Fair market value for this purpose and all other purposes under the 2011 Plan means the closing price of our common stock as reported by NASDAQ.

Options may be either non-qualified options or incentive stock options. Incentive stock options may provide certain tax benefits to participants (as discussed below in the section entitled “Material Federal Income Tax Consequences”) and are subject to additional limitations as set forth in the 2011 Plan.

All options are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. The maximum number of shares with respect to which options may be granted to any single participant during any calendar year is 200,000. The maximum term in which an option may be exercised is 10 years after the date of grant (5 years for certain incentive stock options). Any shares withheld to pay the exercise price of any option may not be re-used for future awards under the Plan.

Stock Appreciation Rights (SARs). An SAR entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the fair market value of our common stock on the grant date of the SAR. SARs may be granted in conjunction with options issued or on a stand-alone basis. SARs are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. Payment may be made in cash, shares of our common stock or a combination of the two, as specified in the applicable award agreement. The maximum number of shares with respect to which SARs may be granted in any calendar year to any one participant is 200,000.

Restricted Stock. Restricted stock is an award of our common stock that is forfeitable until the restrictions lapse. The Compensation Committee will determine the restrictions for each award, which may be time-based or performance-based. Service-based awards have a minimum vesting period of three years and performance-based awards have a minimum vesting period of one year. Participants have the rights of a stockholder (including voting rights and the right to receive dividends) with respect to their restricted stock prior to the lapse of applicable restrictions. Unless the Compensation Committee provides otherwise, dividends are withheld and paid only if the underlying shares become vested.

Restricted Stock Units. A restricted stock unit is the right to receive the fair market value of a share of our common stock in the future. Terms of restricted stock unit awards (including the number of units, the vesting conditions, and whether the award is service-based or performance-based) are determined by the Compensation Committee in its discretion. Service-based awards have a minimum vesting period of three years and performance-based awards have a minimum vesting period of one year. Restricted stock units may be paid in cash, shares of our common stock, or any combination thereof as provided in the award agreement. Restricted stock units do not convey rights as a stockholder, but the Compensation Committee may in its discretion give an award recipient the right to receive dividend equivalents with respect to a restricted stock unit award. Unless the Compensation Committee provides otherwise, any dividend equivalents will be paid only if the underlying restricted stock units become vested.

Performance Awards. Performance awards are awards linked to certain performance goals established by the Compensation Committee, which determine the value of a performance award. A performance award can take the form of cash, options or SARs, restricted shares, restricted stock units, performance units, performance shares or any combination of these. The Compensation Committee will determine the number of any shares subject to any performance award, and all other terms of any performance award, including the performance goals and performance period during which the goals must be met.

A performance award may or may not be intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code. Awards (other than stock options and SARs, which automatically qualify for the performance-based exception) intended to qualify for the performance-based exception will be based on attainment of one or more pre-established, objective goals relating to one or more of the following financial performance measures:

•	earnings per share;

•	net income or net operating income (before or after taxes and before or after extraordinary items);

•	sales, revenues or expenses;

•	cash flow return on investments that equals net cash flows divided by owner equity;

•	earnings before or after taxes;

•	operating profits;

•	revenue growth;

•	cash flow;

•	increase in customer base;

•	gross revenues;

•	gross margins;

•	share price including, but not limited to, growth measures and total shareholder return;

•	economic value added, which equals net income or net operating income minus a charge for use of capital;

•	operating margins;

•	market share;

•	return on equity, assets, capital or investment, including return on average equity;

•	working capital;

•	net margin; and

•	deposits or deposit growth.

The Compensation Committee may exercise negative discretion to reduce the amount of any performance award intended to qualify for the performance-based exception. In any fiscal year, no participant may be granted (1) stock-based performance awards that exceed, in the aggregate, 300,000 underlying shares of our common stock or (2) cash-based performance awards that exceed, in the aggregate, $1,500,000.

Adjustments. In the event a stock dividend, stock split, reorganization, recapitalization, spin-off or other similar event, such adjustments will be made to the 2011 Plan and to outstanding awards under the 2011 Plan as the Compensation Committee determines necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan. In the event the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of the Company by a single person or group, or a sale or transfer of substantially all of the Company’s assets, then the Compensation Committee may take any actions with respect to the 2011 Plan and to outstanding awards under the 2011 Plan as it deems appropriate.

Transferability. Unless otherwise determined by the Compensation Committee, awards granted under the 2011 Plan are not transferable except by will or the laws of descent and distribution.

Amendment and Termination. The 2011 Plan will terminate on the earliest to occur of (1) termination of the 2011 Plan by our Board of Directors, (2) the date no shares remain available for grant under the 2011 Plan, or (3) ten years after the 2011 Plan’s effective date. Our Board of Directors may amend or terminate the 2011 Plan at any time, provided that stockholder approval is required for any amendment that would increase the number of shares reserved under the plan, expand the class of persons eligible to participate in the plan or otherwise constitute a material amendment for purposes of any applicable law, regulation or stock exchange rule.

TARP Restrictions. Any awards under the 2011 Plan granted to employees who are or who become covered by the executive compensation restrictions of the U.S. Treasury Department’s Troubled Asset Relief Program are subject to such restrictions, and the Compensation Committee may take any actions with respect to such awards as it deems necessary or appropriate in order to comply with such restrictions.

Material Federal Income Tax Consequences

The following summary is based on U.S. federal income tax laws currently in effect. Such laws and regulations are subject to change. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Options. The grant of stock options will not result in taxable income to the recipient of the option or an income tax deduction for the Company. However, the transfer of common stock to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for the Company, depending upon whether the options are “incentive stock options” or non-qualified options.

The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

Stock Appreciation Rights. The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of an SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and such amount will be deductible by the Company.

Restricted Stock. Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of common stock subject to the award on the date of the award, less any amount paid with respect to the award of restricted stock. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Restricted Stock Units. The granting of restricted stock units does not result in taxable income to the recipient of the award or a tax deduction for the Company. Upon payment of a restricted stock unit, the amount of any cash the participant receives and the fair market value as of the payment date of any common stock received are taxable to the participant as ordinary income and such amount will be deductible by the Company.

Performance Awards. The granting of a performance award (whether payable in shares or cash) generally should not result in the recognition of taxable income by the recipient or a tax deduction for the Company. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of our common stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards described above.

Tax Withholding. All awards under the 2011 Plan granted to employees are subject to applicable tax withholding requirements. If you are to receive shares, we may require you to make a payment for such withholding taxes prior to receiving such shares or, at our discretion, we may permit you to satisfy any withholding obligation by electing to have us withhold sufficient shares to cover the applicable taxes.

Deduction Limitations. We will usually be entitled to an ordinary business expense deduction at the same time and in the same amount as a participant recognizes taxable ordinary income in connection with an award as described above, subject to certain statutory deduction limitations discussed below.

Under Section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest paid executive officers (other than the Chief Financial Officer) who are employed by the Company on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this deduction limitation.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2011 Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that there is an excise parachute payment, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment.

Income Acceleration. The timing of income recognition by a participant, and the timing of the Company’s deduction, with respect to any award are also subject to the requirements of Section 409A of the Code and the tax principles of constructive receipt and assignment of income. Awards under the

Plan are generally structured to be exempt from or to comply with these requirements. However, an award that violates these requirements may result in accelerated recognition of taxable ordinary income for the participant with respect to the award (as well as an accelerated deduction for the Company), even if the award has not been paid or exercised. In addition a violation of Section 409A of the Code may subject the participant to additional income taxes, equal to 20% of the amount the participant is required to recognize as taxable ordinary income with respect to the award, plus an additional amount equal to the interest (at the IRS underpayment rate for individuals, plus 1%) on the underpayments that would have occurred had the amount which the participant is required to recognize as taxable ordinary income with respect to the award been includible in the participant’s income for the taxable year in which the award was first granted or vested, whichever is later.

Plan Benefits

No awards have yet been granted under the 2011 Plan. With respect to any awards that may be granted in the future, since the decision whether to grant such an award, the type of award, the award recipient and the number of shares subject to the award are all within the discretion of the Compensation Committee, and since the value of any such award will both depend on the Compensation Committee’s determinations as well as the fair market value of our common stock in the future, it is not possible for us to determine the amounts of any such awards, or the benefits payable with respect to any such awards, to any participant or classification of participants at this time.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote FOR approval of the 2011 Incentive Compensation Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file reports about their beneficial ownership of our common stock. Specific due dates for these reports have been established and we are required to disclose in this proxy statement any filings made after these due dates during 2010. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Exchange Act during 2010, we believe that, during 2010, all of the filing requirements under Section 16(a) of the Exchange Act were timely, except that one Form 4 for the Michael H. Moskow Trust received a filing date one day late in connection with the conversion of shares of our Series A Preferred into 72,000 shares of our common stock on May 13, 2010. Although this Form 4 was filed on the due date with the other Form 4s prepared for our directors and executive officers in connection with the conversion, it received a later filing date due to technical issues with the automated filing system.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding beneficial ownership of our common stock as of the close of business on March 31, 2011 by (1) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (2) each of our Chief Executive Officer as well as our two other most highly compensated executive officers (collectively, the “Named Officers”), (3) each of our directors, and (4) all of our directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to us prior to March 31, 2011.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before May 30, 2011 (60 days after March 31, 2011), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below have sole investment and voting power with respect to the shares described below.

The applicable percentage ownership for each person listed below is based upon 20,184,809 shares of common stock, and 1,276,480 shares of Series C Preferred, which are convertible into an aggregate of 2,598,658 shares of our common stock. On a combined basis, the shares of common stock underlying the Series C Preferred and our outstanding common stock equal an aggregate of 22,783,467 shares outstanding as of March 31, 2011. Shares of common stock subject to options currently exercisable or exercisable on or before May 30, 2011 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

Unless otherwise noted, the address for each holder of five percent or more of our common stock listed below is: c/o Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018.

Names of Beneficial Owners	Beneficial Ownership of Common Stock (1)	Percentage of Outstanding Common Stock (%)	Beneficial Ownership of Series C Preferred	Percentage of Outstanding Series C Preferred (%)	Percentage of Total Voting Power (%)	Number of Options Included in Shares Beneficially Owned	Warrants
Bruce W. Taylor (2)	4,984,326	24.6%	16,000	1.3%	21.8%	40,000	7,500
Jeffrey W. Taylor (3)	4,891,089	24.2%	—	0.0%	21.4%	40,000	—
Harrison I. Steans (4)	1,814,351	8.8%	152,600	12.0%	7.9%	—	67,100
Jennifer W. Steans (5)	1,519,986	7.2%	138,760	10.9%	6.7%	—	24,850
C. Bryan Daniels (6)	1,018,720	5.0%	—	0.0%	4.4%	—	284,050
Mark A. Hoppe (7)	287,252	1.4%	20,000	1.6%	1.3%	37,500	3,000
M. Hill Hammock (8)	230,150	1.1%	—	0.0%	1.0%	—	22,500
Michael H. Moskow (9)	226,888	1.1%	—	0.0%	1.0%	150,000	—
Ronald D. Emanuel (10)	157,731	0.8%	—	0.0%	0.7%	11,760	—
Lawrence G. Ryan (11)	141,958	0.7%	10,000	0.8%	0.6%	—	—
Richard W. Tinberg (12)	72,576	0.4%	20,000	1.6%	0.3%	7,840	—
Randall T. Conte (13)	71,681	0.4%	4,000	0.3%	0.3%	6,375	—
Michael J. Morton (14)	49,475	0.2%	1,000	0.1%	0.2%	—	—
Ronald L. Bliwas (15)	24,452	0.1%	—	0.0%	0.1%	4,840	—
Melvin E. Pearl	16,860	0.1%	—	0.0%	0.1%	7,840	—
Shepherd G. Pryor, IV	8,687	0.0%	—	0.0%	0.0%	4,840	—
Elzie Higginbottom (16)	6,681	0.0%	—	0.0%	0.0%	3,921	1,500
Louise O’Sullivan	5,817	0.0%	—	0.0%	0.0%	3,340	—
Steven H. Shapiro	1,563	0.0%	—	0.0%	0.0%	1,563	—
All directors and executive officers as a group (19 persons)	10,824,242	48.9%	362,360	28.4%	46.0%	319,819	410,500
Five percent stockholders:
Cindy Taylor Robinson (17)	4,770,500	23.6%	—	0.0%	20.9%	—	—
Taylor Voting Trust U/A/D 11/30/98 (18)	4,706,000	23.3%	—	0.0%	20.7%	—	—
Second Curve Capital, LLC (19)	2,037,283	10.1%	—	0.0%	8.9%	—	—
James P. Kastenholz (20)	1,519,986	7.2%	138,760	10.9%	6.7%	—	24,850
Leonard A. Gail (21)	1,453,853	6.9%	134,760	10.6%	6.4%	—	22,350
Robin M. Steans (22)	1,453,853	6.9%	134,760	10.6%	6.4%	—	22,350
Leo A. Smith (23)	1,413,853	6.9%	134,760	10.6%	6.4%	—	22,350
Heather A. Steans (24)	1,413,853	6.9%	134,760	10.6%	6.4%	—	22,350
Michael P. Krasny (25)	1,050,000	5.1%	—	0.0%	4.6%	—	210,000

*	Denotes beneficial ownership of less than one percent.

(1)	Includes shares of common stock that may be acquired through exercise of the conversion feature associated with the shares of Series C Preferred held by such person or group.

(2)	The securities reported herein include: (i) 134,000 shares of common stock owned by Bruce W. Taylor, (ii) 16,253 shares of common stock held in an IRA account, (iii) a warrant to purchase 7,500 shares of common stock held by Bruce W. Taylor, (iv) 4,586,720 shares of common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson serve as trustees, (v) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees, (vi) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees, (vii) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees, (viii) 48,000 shares of common stock that are held in the Bruce W. Taylor Revocable Trust under agreement dated April 10, 1984, and (ix) the 32,573 shares of common stock that are convertible from the 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series C.

(3)	The securities reported herein include: (i) 4,586,720 shares of common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson serve as trustees, (ii) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees, (iii) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees, (iv) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees, (v) 375 shares held by Susan Taylor as custodian for Adam Taylor UTMA, (vi) 375 shares held by Susan Taylor as custodian for Brian Taylor UTMA, (vii) 300 shares held by Susan Taylor as custodian for Lisa Taylor UTMA, (viii) 3,000 shares owned by Susan Taylor, (ix) 16,151 shares of common stock held in an IRA account of Jeffrey W. Taylor, and (x) 124,888 shares of common stock held directly by Jeffrey W. Taylor.

(4)	Includes: (i) 1,031,700 shares of common stock owned by Harrison I. Steans, (ii) 4,888 shares of restricted stock, (iii) 310,667 shares of common stock issuable upon conversion of 152,600 shares of the Series C Preferred and (iv) 67,100 shares of common stock issuable upon the exercise of certain warrants. The business address of Mr. Steans is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(5)	To facilitate certain regulatory matters unrelated to the Company and to comply with a commitment made to the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to conform their investments in any bank holding company to the requirements of the Bank Holding Company Act of 1956, as amended, Ms. Steans and certain other members of the extended Steans family have submitted instructions to the appropriate parties to execute a change in the form in which they beneficially own certain Company securities, including common stock, Series C Preferred Stock and warrants to purchase additional shares of common stock (such securities collectively, the “Retitled Securities,” and such a change in the form of beneficial ownership, the “Title Change”). The Title Change consists solely of amending the name of the holder of the Retitled Securities so that they are held in an individual capacity rather than in trust, and does not alter the investment power, pecuniary interest, or voting power of any person in the Retitled Securities or involve the purchase or sale of any Company securities by Ms. Steans or her affiliates.

Comprised of 500,000 shares of common stock issuable upon exercise of a warrant held by Financial Investment Corporation at an exercise price of $20.00 per share over which Ms. Steans may be deemed to share investment and/or voting power. Ms. Steans, Heather A. Steans and Robin M. Steans have shared investment and voting power with respect to these shares.

Also comprised of 712,648 shares of common stock. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 6,000 shares of common stock beneficially owned by James P. Kastenholz (the spouse of Jennifer W. Steans) as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 30,000 shares of common stock beneficially owned by Mr. Kastenholz individually; (iii) 101,160 shares of common stock held by PCB Limited Partnership of which Ms. Steans is one of three general partners; (iv) 10,600 shares of common stock beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz (the son of Mr. Kastenholz and

Ms. Steans); (v) 214,888 shares of common stock beneficially owned by Ms. Steans individually; (vi) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; and (vii) 180,000 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii), (iv), (vi) and (vii) hereof.

Also comprised of 282,489 shares of common stock issuable upon conversion of Series C Preferred Stock. Subsequent to the completion of the Title Change, such shares will be held as follows: (i) 21,905 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by James P. Kastenholz (the spouse of Jennifer W. Steans) as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 22,903 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Ms. Steans individually; (iii) 7,634 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Mr. Kastenholz individually; (iv) 8,143 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz (the son of Mr. Kastenholz and Ms. Steans); (v) 181,188 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by PCB Limited Partnership; and (vi) 40,716 shares of common stock issuable pursuant to Series C Preferred Stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii), (iv), (v) and (vi) hereof.

Also comprised of 24,850 shares of common stock issuable upon exercise of certain warrants. Subsequent to the completion of the Title Change, such shares will be held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Kastenholz as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 7,025 shares of common stock issuable pursuant to warrants owned by Ms. Steans individually; (iii) 2,350 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Kastenholz individually; (iv) 2,500 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz (the son of Mr. Kastenholz and Ms. Steans); and (v) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii), (iv) and (v) hereof.

(6)	Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. each has shared voting and dispositive power with respect to 367,335 shares of our common stock. Daniels & King Capital IV, L.L.C., Stephen V. King and C. Bryan Daniels each has shared voting and dispositive power with respect to 734,670 shares of our common stock. Mr. King and Mr. Daniels are the managing members of Daniels & King Capital IV, L.L.C., which is the sole general partner of Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. Therefore, Mr. King, Mr. Daniels and Daniels & King Capital IV, L.L.C. may be deemed to beneficially own shares of our stock owned by Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. The 1,018,720 shares of our common stock beneficially owned by Mr. Daniels include: (i) 367,335 shares of our common stock held by Prairie Capital IV, L.P, (ii) 367,335 shares of our common stock held by Prairie Capital IV QP, L.P, (iii) warrants to purchase 142,025 shares of our common stock held by Prairie Capital IV, L.P., and (iv) warrants to purchase 142,025 shares of our common stock held by Prairie Capital IV QP, L.P. The address for each of the reporting persons is c/o Prairie Capital, 191 North Wacker Drive, Suite 800, Chicago, Illinois 60606.

(7)	Includes: (i) 86,036 shares of common stock that are held by Mark A. Hoppe pursuant to a restricted stock grant, (ii) 40,717 shares of common stock issuable upon conversion of Series C Preferred owned jointly by Mr. Hoppe and his spouse, and (iii) a warrant to purchase 3,000 shares of common stock held by Mark A. Hoppe and his spouse.

(8)	Includes: (i) 21,000 shares owned by the M. Hill Hammock Jr. Living Trust, (ii) 21,000 shares owned by the Cheryl W. Hammock Living Trust, (iii) a warrant to purchase of 22,500 shares of common stock held by the M. Hill Hammock Jr. Living Trust, (iv) 160,000 shares of common stock owned by the M. Hill Hammock Individual Retirement Account, and (v) 5,650 shares of common stock that are held by M. Hill Hammock pursuant to a restricted stock grant.

(9)	Includes: (i) 4,888 shares of common stock that are held by Michael H. Moskow pursuant to a restricted stock grant, (ii) 60,000 shares of common stock that are held by the Michael H. Moskow Trust, and (iii) 12,000 shares of common stock that are held by the Suzanne M.K. Moskow Marital Trust.

(10)	Includes: (i) 135,691 shares owned by the Emanuel Family Partnership, and (ii) 10,280 shares of common stock owned by Ronald Emanuel.

(11)	Includes (i) 56,600 shares of restricted stock, and (ii) 20,358 shares of common stock issuable upon conversion of Series C Preferred owned by Mr. Ryan.

(12)	Includes: (i) 1,020 shares of restricted stock, (ii) 23,000 shares of common stock and (iii) 40,716 shares of common stock issuable upon conversion of the Series C Preferred owned by Tinberg Asset Management, LLC, of which Mr. Tinberg is the beneficial owner.

(13)	Includes: (i) 24,663 shares of common stock owned by Randall T. Conte, and (ii) 8,143 shares of common stock issuable upon conversion of the Series C Preferred owned by Randall T. Conte, Individual Retirement Account.

(14)	Includes: (i) 20,439 shares of restricted stock, and (ii) 2,036 shares of common stock issuable upon conversion of the Series C Preferred owned by the Michael Morton, Individual Retirement Account.

(15)	Includes: (i) 600 shares owned by Ronald L. Bliwas under a trust agreement dated July 2001, for which Mr. Bliwas serves as trustee, and (ii) 19,012 shares of common stock owned by Ronald L. Bliwas.

(16)	Includes: (i) 510 shares of restricted stock, (ii) 750 shares of common stock and (iii) a warrant to purchase 1,500 shares of common stock.

(17)	The securities reported herein include: (i) 4,586,720 shares of common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson serve as trustees, (ii) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees, (iii) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees, (iv) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees, and (v) 64,500 shares owned by Cindy Taylor Robinson.

(18)	The securities reported herein include: (i) 4,586,720 shares of the common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson serve as trustees; (ii) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees; (iii) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees; and (iv) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees. The voting trust agreement with respect to the Taylor Trust provides the trustees with full discretion as to how to vote the shares of common stock held in trust under such agreement, either in person or by proxy, as they deem proper on all matters that may be submitted to stockholders. The voting trust agreement does not restrict the ability of the depositors of shares of common stock in the Taylor Trust from transferring such shares (subject to applicable restrictions under other agreements). The voting trust agreement may be terminated by a majority of the number of votes eligible to be cast by the trustees or the written consent of depositors holding two-thirds of all of the shares held in trust under the agreement.

(19)	As reported on Schedule 13G filed with the SEC on January 10, 2011 jointly by Second Curve Capital, LLC, Thomas K. Brown and Second Curve Partners, L.P.

(20)	To facilitate certain regulatory matters unrelated to the Company and to comply with a commitment made to the Federal Reserve System to conform their investments in any bank holding company to the requirements of the Bank Holding Company Act of 1956, as amended, Mr. Kastenholz and certain other members of the extended Steans family have submitted instructions to the appropriate parties to execute a Title Change in the form in which they beneficially own certain Retitled Securities. The Title Change consists solely of amending the name of the holder of the Retitled Securities so that they are held in an individual capacity rather than in trust, and does not alter the investment power, pecuniary interest, or voting power of any person in the Retitled Securities or involve the purchase or sale of any Company securities by Mr. Kastenholz or his affiliates.

Comprised of 500,000 shares of common stock issuable upon exercise of the FIC Warrant at an exercise price of $20.00 per share over which Ms. Jennifer W. Steans (the spouse of Mr. Kastenholz) may be deemed to share investment and/or voting power. Ms. Steans, Heather A. Steans and Robin M. Steans have shared investment and voting power with respect to these shares. In accordance with Rule 13d-4, Mr. Kastenholz disclaims beneficial ownership of such shares.

Also comprised of 712,648 shares of common stock. Subsequent to the completion of the Title Change, the such shares will be held as follows: (i) 6,000 shares of common stock beneficially owned by James P. Kastenholz as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 30,000 shares of common stock beneficially owned by Mr. Kastenholz individually; (iii) 101,160 shares of common stock held by PCB Limited Partnership of which Ms. Steans is one of three general partners; (iv) 10,600 shares of common stock beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz (the son of Mr. Kastenholz and Ms. Steans); (v) 214,888 shares of common stock beneficially owned by Ms. Steans individually; (vi) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; and (vii) 180,000 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Mr. Kastenholz disclaims beneficial ownership of the shares described in clauses (i), (iii), (iv), (v), (vi) and (vii) hereof.

Also comprised of 282,489 shares of common stock issuable upon conversion of Series C Preferred Stock. Subsequent to the completion of the Title Change, such shares of common stock will be held as follows: (i) 21,905 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Mr. Kastenholz as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 22,903 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Ms. Steans individually; (iii) 7,634 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Mr. Kastenholz individually; (iv) 8,143 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz (the son of Mr. Kastenholz and Ms. Steans); (v) 181,188 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by PCB Limited Partnership; and (vi) 40,716 shares of common stock issuable pursuant to Series C Preferred Stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Mr. Kastenholz disclaims beneficial ownership of the shares described in clauses (i), (ii), (iv), (v) and (vi) hereof.

Also comprised of 24,850 shares of common stock issuable upon exercise of certain warrants. Subsequent to the completion of the Title Change, such shares of common stock will be held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Kastenholz as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 7,025 shares of common stock issuable pursuant to warrants owned by Ms. Steans individually; (iii) 2,350 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Kastenholz individually; (iv) 2,500 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz (the son of Mr. Kastenholz and Ms. Steans); and (v) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Mr. Kastenholz disclaims beneficial ownership of the shares described in clauses (i), (ii), (iv) and (v) hereof.

(21)	To facilitate certain regulatory matters unrelated to the Company and to comply with a commitment made to the Federal Reserve System to conform their investments in any bank holding company to the requirements of the Bank Holding Company Act of 1956, as amended, Mr. Gail and certain other members of the extended Steans family have submitted instructions to the appropriate parties to execute a Title Change in the form in which they beneficially own certain Retitled Securities. The Title Change consists solely of amending the name of the holder of the Retitled Securities so that they are held in an individual capacity rather than in trust, and does not alter the investment power, pecuniary interest, or voting power of any person in the Retitled Securities or involve the purchase or sale of any Company securities by Mr. Gail or his affiliates.

Comprised of 500,000 shares of common stock issuable upon exercise of the FIC Warrant at an exercise price of $20.00 per share over which Ms. Robin Steans (the spouse of Mr. Gail) may be deemed to share investment and/or voting power. Ms. Steans, Heather A. Steans and Jennifer W. Steans have shared investment and voting power with respect to these shares. In accordance with Rule 13d-4, Mr. Gail disclaims beneficial ownership of such shares.

Also comprised of 657,160 shares of common stock. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 6,000 shares of common stock beneficially owned by Leonard A. Gail as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 101,160 shares of common stock held by PCB Limited Partnership of which Robin Steans (the spouse of Mr. Gail) is one of three general partners; (iii) 100,000 shares of common stock beneficially owned by Ms. Steans individually; (iv) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; (v) 100,000 shares of common stock beneficially owned by Mr. Gail individually; and (vi) 180,000 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Mr. Gail disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii), (iv) and (vi) hereof.

Also comprised of 274,345 shares of common stock issuable upon conversion of Series C Preferred Stock. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 21,905 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Mr. Gail as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 15,268 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Ms. Steans individually; (iii) 181,188 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by PCB Limited Partnership; (iv) 40,716 shares of common stock issuable pursuant to Series C Preferred Stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees; and (v) 15,268 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Mr. Gail individually. In accordance with Rule 13d-4, Mr. Gail disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii), and (iv) hereof.

Also comprised of 22,350 shares of common stock issuable upon exercise of certain warrants. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Gail as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 4,700 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans individually; (iii) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees; and (iv) 4,675 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Gail individually. In accordance with Rule 13d-4, Mr. Gail disclaims beneficial ownership of the shares described in clauses (i), (ii), and (iii) hereof.

(22)	To facilitate certain regulatory matters unrelated to the Company and to comply with a commitment made to the Federal Reserve System to conform their investments in any bank holding company to the requirements of the Bank Holding Company Act of 1956, as amended, Ms. Steans and certain other members of the extended Steans family have submitted instructions to the appropriate parties to execute a Title Change in the form in which they beneficially own certain Retitled Securities. The Title Change consists solely of amending the name of the holder of the Retitled Securities so that they are held in an individual capacity rather than in trust, and does not alter the investment power, pecuniary interest, or voting power of any person in the Retitled Securities or involve the purchase or sale of any Company securities by Ms. Steans or her affiliates.

Comprised of 500,000 shares of common stock issuable upon exercise of the FIC Warrant at an exercise price of $20.00 per share over which Ms. Steans may be deemed to share investment and/or voting power. Ms. Steans, Heather A. Steans and Jennifer W. Steans have shared investment and voting power with respect to these shares.

Also comprised of 657,160 shares of common stock. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 6,000 shares of common stock beneficially owned by Leonard A. Gail (the spouse of Ms. Steans) as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 101,160 shares of common stock held by PCB Limited Partnership of which Ms. Steans is one of three general partners; (iii) 100,000 shares of common stock beneficially owned by Ms. Steans individually; (iv) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; (v) 100,000 shares of common stock beneficially owned by Mr. Gail individually; and (vi) 180,000 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Ms. Steans disclaims ownership of the shares described in clauses (i), (ii), (iv), (v) and (vi) hereof.

Also comprised of 274,345 shares of common stock issuable upon conversion of Series C Preferred Stock. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 21,905 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Mr. Gail as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 15,268 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Ms. Steans individually; (iii) 181,188 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by PCB Limited Partnership; (iv) 40,716 shares of common stock issuable pursuant to Series C Preferred Stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees; and (v) 15,268 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Mr. Gail individually. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii), (iv) and (v) hereof.

Also comprised of 22,350 shares of common stock issuable upon exercise of certain warrants. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Gail as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 4,700 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans individually; (iii) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees; and (iv) 4,675 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Gail individually. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii) and (iv) hereof.

(23)	To facilitate certain regulatory matters unrelated to the Company and to comply with a commitment made to the Federal Reserve System to conform their investments in any bank holding company to the requirements of the Bank Holding Company Act of 1956, as amended, Mr. Smith and certain other members of the extended Steans family have submitted instructions to the appropriate parties to execute a Title Change in the form in which they beneficially own certain Retitled Securities. The Title Change consists solely of amending the name of the holder of the Retitled Securities so that they are held in an individual capacity rather than in trust, and does not alter the investment power, pecuniary interest, or voting power of any person in the Retitled Securities or involve the purchase or sale of any Company securities by Mr. Smith or his affiliates.

Comprised of 500,000 shares of common stock issuable upon exercise of the FIC Warrant over which Jennifer W. Steans, Heather A. Steans (the spouse of Mr. Smith) and Robin M. Steans have shared investment and voting power. In accordance with Rule 13d-4, Mr. Smith disclaims beneficial ownership of such shares.

Also comprised of 657,160 shares of common stock. Subsequent to the completion of the Title Change, such shares will be held as follows: (i) 6,000 shares of common stock beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 101,160 shares of common stock held by PCB Limited Partnership of which Heather Steans (the spouse of Mr. Smith) is one of three general partners; (iii) 160,000 shares of common stock beneficially owned by Ms. Steans individually; (iv) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; and (v) 180,000 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Mr. Smith disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii), (iv) and (v) hereof.

Also comprised of 274,345 shares of common stock issuable upon conversion of Series C Preferred Stock. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 21,905 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 30,536 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Ms. Steans individually; (iii) 181,188 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by PCB Limited Partnership; and (iv) 40,716 shares of common stock issuable pursuant to Series C Preferred Stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Mr. Smith disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii).

Also comprised of 22,350 shares of common stock issuable upon exercise of certain warrants. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 9,375 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans individually; and (iii) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Mr. Smith disclaims the shares described in clauses (i), (ii), and (iii) hereof.

(24)	To facilitate certain regulatory matters unrelated to the Company and to comply with a commitment made to the Federal Reserve System to conform their investments in any bank holding company to the requirements of the Bank Holding Company Act of 1956, as amended, Ms. Steans and certain other members of the extended Steans family have submitted instructions to the appropriate parties to execute a Title Change in the form in which they beneficially own certain Retitled Securities. The Title Change consists solely of amending the name of the holder of the Retitled Securities so that they are held in an individual capacity rather than in trust, and does not alter the investment power, pecuniary interest, or voting power of any person in the Retitled Securities or involve the purchase or sale of any Company securities by Ms. Steans or her affiliates.

Comprised of 500,000 shares of common stock issuable upon exercise of the FIC Warrant at an exercise price of $20.00 per share over which Ms. Steans may be deemed to share investment and/or voting power. Ms. Steans, Robin M. Steans and Jennifer W. Steans have shared investment and voting power with respect to these shares.

Also comprised of 657,160 shares of common stock. Subsequent to the completion of the Title Change, such shares will be held as follows: (i) 6,000 shares of common stock beneficially owned by Leo A. Smith (the spouse of Heather A. Steans) as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 101,160 shares of common stock held by PCB Limited Partnership of which Ms. Steans is one of three general partners; (iii) 160,000 shares of common stock beneficially owned by Ms. Steans individually; (iv) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; and (v) 180,000 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (ii), (iv) and (v) hereof.

Also comprised of 274,345 shares of common stock issuable upon conversion of Series C Preferred Stock. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 21,905 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 30,536 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by Ms. Steans individually; (iii) 181,188 shares of common stock issuable pursuant to Series C Preferred Stock beneficially owned by PCB Limited Partnership; and (iv) 40,716 shares of common stock issuable pursuant to Series C Preferred Stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii), and (iv) hereof.

Also comprised of 22,350 shares of common stock issuable upon exercise of certain warrants. Subsequent to the completion of the Title Change, the shares will be held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 9,375 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans individually; and (iii) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clause (i) and (iii) hereof.

(25)	Includes a warrant to purchase 210,000 shares of common stock owned by a limited liability company which is wholly owned by Mr. Krasny’s revocable trust. The address for Mr. Krasny is 1622 Willow Road, Suite 200, Northfield, IL 60093.

EXECUTIVE COMPENSATION

The Compensation Committee of our Board of Directors oversees our executive compensation programs. Our compensation programs are designed to attract and retain key employees, motivating them to achieve desired goals, both short and long-term, creating expectations for positive results and rewarding them for strong performance. Different programs are geared to short and long-term performance with the goal of increasing stockholder value over the long term. Historically, the Compensation Committee has retained outside consultants to benchmark our executive officers’ compensation packages to help us ensure that our executive officers’ compensation packages are reasonable and competitive relative to our peer group.

The Compensation Committee believes the performance of our executive officers is a key element of our ability to execute on our growth strategy, and considers the effect of executive compensation and incentive programs on all of our executives. The Committee also believes that the compensation of our executive officers should reflect their success as a management team and as individuals in attaining key operating objectives. At the same time, the Compensation Committee has attempted to structure our executive compensation programs with a greater emphasis on long-term objectives while also avoiding features that would reasonably be expected to encourage our officers to take unnecessary or excessive risks. This philosophy is consistent with the executive compensation restrictions to which we are subject as a result of our participation in the U.S. Treasury Department’s Capital Purchase Program under the Troubled Asset Relief Program (TARP CPP).

In connection with our participation in TARP CPP and in order to comply with certain executive compensation rules under the American Recovery and Reinvestment Act of 2009 (“ARRA”), the Compensation Committee met with our senior risk officers in August 2009, February 2010, August 2010 and February 2011 to discuss, evaluate and review our compensation plans for our senior executive officers (“SEOs”) and employee compensation plans to ensure that those plans discourage our SEOs and employees from taking unnecessary and excessive risks, do not encourage behavior focused on short-term results rather than long-term value creation and do not encourage the manipulation of reported earnings to enhance the compensation of our employees. Following such review, the Compensation Committee concluded that our SEO compensation plans do not encourage our SEOs to take risks that are unnecessary or excessive and that the value of the Company is not unnecessarily exposed to risks because of the SEO compensation plans. In addition, the Compensation Committee concluded that the Bank has limited the risks posed to the Company by the employee compensation plans, and that the employee compensation plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee. Furthermore, the Committee also determined that none of our compensation policies or practices is reasonably likely to have a material adverse effect on, or raise material risks to, the Company.

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation for our Named Officers for the years ended December 31, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)	Total ($)
Bruce W. Taylor,	2010	433,957	—	—	—	—	95,729	58,254	587,940
Chairman of the Board	2009	455,013	—	—	—	—	143,641	54,724	653,378

Mark A. Hoppe,	2010	620,000	—	199,999	—	—	159	15,096	835,254
CEO and President	2009	550,250	—	—	—	—	—	17,060	567,310

Lawrence G. Ryan,	2010	357,673	—	89,996	—	—	39,234	32,782	519,685
Executive Vice President and Chief Lending Officer	2009	350,000	—	—	—	—	38,590	37,803	426,393

(1)	The amounts in this column represent the aggregate grant date fair value of awards granted in the years ended December 31, 2009 and December 31, 2010, as computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. Prior year amounts have been restated.

(2)	The amounts in this column represent the aggregate grant date fair value of awards granted in the years ended December 31, 2009 and December 31, 2010, as computed in accordance with FASB ASC Topic 718. Prior year amounts have been restated.

(3)	Represents amounts earned during year and paid in the following year under our 2002 Incentive Bonus Plan.

(4)	Mr. Taylor, Mr. Hoppe and Mr. Ryan participate in our Non-Qualified Deferred Compensation Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

The following table includes certain information with respect to the value of all unexercised options to purchase shares of our common stock and unvested shares of restricted stock previously awarded to the Named Officers as of December 31, 2010:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plant Awards Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value Of Unearned Shares, Units Or Other Rights that Have Not Vested ($)
Bruce W. Taylor,	20,000	—		—	$20.00	3/19/2013	—		$—	—	$—
Chairman of the Board	20,000	—		—	26.08	3/17/2014

Mark A. Hoppe,	25,000	25,000	(1)	—	19.99	2/4/2016	46,640	(2)	613,316	—	—
CEO and President

Lawrence G. Ryan,	—	—		—	—	—	44,429	(3)	584,241	—	—
Executive Vice President and Chief Lending Officer

(1)	Vests at a rate of 25% per year for the first four years of an eight-year term.

(2)	Reflects a grant of restricted stock of 60,030 shares, of which 25% vests on each of February 4, 2009, 2010, 2011 and 2012.

(3)	Reflects a grant of restricted stock of 44,429 shares, of which 50% vests on April 22, 2011 and an additional 25% will vest on each of April 22, 2012 and 2013.

Named Officer Employment Agreements with Severance or Change of Control Provisions

In connection with our participation in the CPP, we are required to follow certain restrictions which prohibit us from making some of the payments described below to our Named Officers as long as the U.S. Treasury holds shares of our Series B Preferred stock.

Bruce W. Taylor serves as the Chairman of our Board of Directors and the Chairman of the Board of Directors of the Bank. He also serves as a member of our Executive Committee. We entered into an employment agreement with Mr. Taylor on September 4, 2008, which became effective on September 29, 2008. Under the employment agreement, Mr. Taylor is eligible to receive an initial annual base salary of $525,200. His agreement provides that Mr. Taylor’s base salary will be reviewed on an annual basis by the Compensation Committee, and may be increased, but not decreased (other than permitted proportionate reductions applicable to all similarly situated senior executives of the Company or the Bank, unless such reduction occurs during the two-year period commencing upon a “change in control” of the Company (as defined in the employment agreement)), by the Compensation Committee in its sole discretion. In March 2009, Mr. Taylor offered and agreed to a temporary reduction of his base salary by 20%, to $420,000. As part of this agreement, the Compensation Committee may reevaluate Mr. Taylor’s compensation at and on a quarterly basis thereafter and, if appropriate, restore his compensation to its current level. Mr. Taylor is also eligible for a performance-based annual cash bonus to be determined in accordance with our annual incentive compensation program. Mr. Taylor did not receive an annual cash bonus in 2010 and Mr. Taylor’s right to future cash bonus compensation is subject to the limitations set forth in the ARRA so long as the U.S. Treasury holds any of our Series B Preferred shares.

Mr. Taylor’s employment agreement further provides that Mr. Taylor is eligible to participate in our 2002 Incentive Compensation Plan or any successor plan (“Incentive Plan”). Mr. Taylor’s annual targets under the Incentive Plan are consistent with similar executive officers of the Company and the Bank, and any benefits to be received by Mr. Taylor under the Incentive Plan will depend on the satisfaction of other terms and conditions of the Incentive Plan (and are also subject to the restrictions under the ARRA described above). Under the employment agreement, Mr. Taylor is also eligible to receive additional benefits and participate in other benefit plans, including our Deferred Compensation Plan, 401(k) and profit sharing plan and health and welfare benefit plans, payment of club dues, automobile expenses and wealth management services. In March 2009, Mr. Taylor offered and agreed to temporarily forego his automobile expense coverage and certain of his club dues, which may be reevaluated by the Compensation Committee, if appropriate.

Mr. Taylor’s employment agreement provides that, in the event that Mr. Taylor’s employment is terminated (i) by the Company other than for disability or “cause” (as defined in the employment agreement), or (ii) by Mr. Taylor for “good reason” (as defined in the employment agreement), then the Company will pay to Mr. Taylor (A) any accrued but unpaid base salary and benefits up to the date of termination, (B) any accrued but unpaid cash bonus with respect to the Company’s fiscal year prior to the year in which the date of termination occurs, (C) subject to his provision of a release, an amount equal to his prior year’s bonus multiplied by a fraction, the numerator of which is the number of days lapsed from January 1st through the date of his termination, and the denominator of which is 365, (D) subject to his provision of a release, an amount (payable in installments) equal to one and one-half times the sum of his base salary plus the average of (1) the bonus paid to Mr. Taylor for the year prior to the year in which the date of termination occurs and (2) the greater of (I) the amount described in clause (1) above, and (II) Mr. Taylor’s bonus at target for the year in which the termination occurs, and (E) 18 months of COBRA coverage. In the event Mr. Taylor’s employment is terminated (i) by Mr. Taylor other than for good reason, or (ii) by the Company for cause, Mr. Taylor shall be entitled to receive all previously earned and accrued but unpaid base salary and benefits up to the date of termination.

Mr. Taylor’s employment agreement provides that Mr. Taylor will receive additional severance payments if his employment is terminated other than for cause or disability by the Company, or if his employment is terminated by him for good reason, during the “Change in Control Period” (as defined in the employment agreement). In such circumstance, Mr. Taylor will be entitled to receive (in addition to the payments and benefits he would be entitled to receive pursuant to the preceding paragraph) (i) subject to his provision of a release, an amount equal to one-half times the sum of his base salary on the effective date of the change in control or his base salary immediately prior to the date when the notice of termination was given (whichever rate is greater) and (ii) the average of (A) his prior year’s bonus, and (B) the greatest of (1) his prior year’s bonus, (2) his actual bonus for the year in which his termination occurs, or (3) his bonus at target for the year in which his termination occurs. In such circumstance, Mr. Taylor shall also be entitled to continuation of medical benefits for up to 36 months, and the vesting of his Incentive Plan benefits or equity awards will be governed by the controlling plan documents. The employment agreement also contains provisions related to circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply; provided, however, that any such payment shall not exceed $350,000. The severance payments to Mr. Taylor described above are subject to the limitations set forth in the ARRA for so long as the U.S. Treasury holds any shares of our Series B Preferred stock.

Mr. Taylor’s employment agreement includes provisions with regard to non-solicitation of customers and employees of the Company and the Bank (including during the term of the employment agreement and for one year following the termination of Mr. Taylor’s employment), and ownership of work product, non-disparagement and confidentiality.

Mark A. Hoppe serves as our Chief Executive Officer and President, a member of our Board of Directors, a member of our Executive Committee, Chief Executive Officer and President of the Bank and a member of the Bank’s Board of Directors. We entered into an employment agreement with Mr. Hoppe on January 30, 2008, which became effective on February 4, 2008. Under the employment agreement, Mr. Hoppe was paid an initial annual base salary of $550,000. His base salary is reviewed on an annual basis by the Compensation Committee, and may be increased, but not decreased (other than permitted proportionate reductions applicable to all similarly situated senior executives of the Bank, unless such reduction occurs during the two-year period commencing upon a “change in control” of the Company (as defined in the employment agreement)), by the Compensation Committee in its sole discretion. In connection with the appointment of Mark Hoppe as Chief Executive Officer of the Company, the Compensation Committee approved an increase in Mr. Hoppe’s base salary from $550,000 to $650,000, effective as of April 1, 2010. Mr. Hoppe is also eligible for a performance-based annual cash bonus to be determined in accordance with our annual incentive compensation program.

Mr. Hoppe’s employment agreement further provides that Mr. Hoppe is eligible to participate in the Company’s Incentive Bonus Long Term Incentive Plan (“LTIP”). Mr. Hoppe’s annual starting target is approximately 100% of his base salary, but benefits under his LTIP will depend on agreed upon business goals as well as other terms and conditions of this LTIP being met (and are also subject to restrictions under the ARRA). The benefits payable under the LTIP will be paid in restricted stock, and such benefits shall vest at the rate of 25% per year. Under the employment agreement, Mr. Hoppe is also eligible to receive additional benefits and participate in other benefit plans, including our Deferred Compensation Plan, 401(k) and profit sharing plan and health and welfare benefit plans, payment of club dues, automobile expenses and wealth management services. In March 2009, Mr. Hoppe offered and agreed to temporarily forego his automobile expense coverage and certain of his club dues, which may be reevaluated by the Compensation Committee, if appropriate.

Mr. Hoppe’s employment agreement provides that, in the event that Mr. Hoppe’s employment is terminated (i) by the Company other than for disability or “cause” (as defined in the employment agreement), (ii) by the Company by sending notice not to renew the terms of his employment agreement without cause, or (iii) by Mr. Hoppe for “good reason” (as defined in the employment agreement), then the Company will pay to Mr. Hoppe (A) any accrued but unpaid base salary and benefits up to the date of termination, (B) any accrued but unpaid cash bonus with respect to the Company’s fiscal year prior to the year in which the date of termination occurs, (C) an amount equal to his prior year’s bonus multiplied by a fraction, the numerator of which is the number of days lapsed from January 1st through the date of his termination, and the denominator of which is 365, (D) subject to his provision of a release, an amount (payable in installments) equal to one and one-half times the sum of his base salary plus the average of (1) the bonus paid to Mr. Hoppe for the year prior to the year in which the date of termination occurs and (2) the greater of (I) the amount described in clause (1) above, and (II) Mr. Hoppe’s bonus at target for the year in which the termination occurs, (E) 18 months of COBRA coverage, and (F) 18 months of outplacement assistance benefits not to exceed $40,000 per year. Subject to the limitations set forth in the ARRA so long as the U.S. Treasury holds any of our Series B Preferred shares, in the event Mr. Hoppe’s employment is terminated (i) by Mr. Hoppe other than for good reason, or (ii) by the Company for cause, Mr. Hoppe shall be entitled to receive all previously earned and accrued but unpaid base salary and benefits up to the date of termination.

Mr. Hoppe’s employment agreement provides that Mr. Hoppe will receive additional severance payments if his employment is terminated other than for cause or disability by the Bank, if the Company sends notice not to renew the terms of his employment agreement without cause or if his employment is terminated by him for good reason, during the “Change in Control Period” (as defined in the employment agreement). In such circumstance, Mr. Hoppe will be entitled to receive (in addition to the payments and benefits he would be entitled to receive pursuant to the preceding paragraph) (i) subject to his provision of a release, an amount equal to one and one-half times the sum of his base salary on the effective date of the change in control or his base salary immediately prior to the date when the notice of termination was given (whichever rate is greater), and (ii) the average of (A) his prior year’s bonus, and (B) the greatest of (1) his prior year’s bonus, (2) his actual bonus for the year in which his termination occurs, or (3) his bonus at target for the year in which his termination occurs. In such circumstance, Mr. Hoppe shall also be entitled to 24 months of outplacement assistance benefits not to exceed $40,000 per year, continuation of medical benefits for up to 36 months, and the immediate vesting of his LTIP benefits or any outstanding equity awards. The employment agreement also contains provisions related to circumstances where an excise tax equalization gross-up payment for any severance or other payments may apply. The severance payments to Mr. Hoppe described above are subject to the limitations set forth in the ARRA so long as the U.S. Treasury holds any shares of our Series B Preferred stock.

Mr. Hoppe’s employment agreement includes provisions with regard to non-solicitation of customers and employees of the Bank (including during the term of the employment agreement and for one year following the termination of Mr. Hoppe’s employment), and ownership of work product, non-disparagement and confidentiality.

Lawrence G. Ryan serves as our Executive Vice President and Chief Lending Officer. We extended a written offer of employment to Mr. Ryan on March 25, 2008.

Mr. Ryan is subject to our severance plan that provides benefits to employees, including our senior officers. The plan provides that upon termination of employment by us for reasons other than for cause, Mr. Ryan will be entitled to severance payments which may equal up to twelve (12) months of base salary. In addition, these severance payments may include payments under our long-term incentive plan that have been earned but not yet paid. Mr. Ryan may also receive medical benefits, outplacement assistance for a defined period of time following termination and financial planning assistance.

Mr. Ryan is also subject to our change of control policy that provides benefits to selected employees, including our senior officers. This policy provides that all stock options and shares of restricted stock granted to Mr. Ryan since the commencement of his employment will become fully vested and exercisable upon an involuntary termination within twelve (12) months following a change of control. As a participant in our long-term incentive plan, Mr. Ryan will receive 100% of his account balance as a result of a change of control. Also, upon a change of control, all contributions made by us under our non-qualified deferred compensation plan become fully vested. Mr. Ryan will also receive two (2) times his annual compensation (i.e., base salary plus target bonus) upon a change of control as well as paid medical benefits and outplacement assistance for a defined period following termination. The severance payments to Mr. Ryan described above, including severance payments in the event of a change of control, are subject to the limitations set forth in the ARRA for so long as the U.S. Treasury holds any shares of our Series B Preferred stock.

Retirement Plans

We offer retirement programs that are intended to supplement our employees’ personal savings and social security benefits, including a 401(k) and profit sharing plan (“401(k) Plan”) and a non-qualified deferred compensation plan. The purpose of each of these plans is to enable employees to adequately save for retirement.

Our 401(k) Plan is intended to satisfy the tax qualification requirements of Section 401(k) of the Code. All eligible employees, including executive officers, may participate in our 401(k) Plan and are permitted to contribute up to the maximum percentage allowable not to exceed the limits of the Code. We make a matching contribution to our 401(k) Plan equal to 100% of each participant’s first 4% of compensation deferred. We have discretion to change or discontinue matching contributions under our 401(k) Plan. In our sole discretion, we may make contributions to the profit sharing portion of the 401(k) Plan in the form of cash. Employer discretionary contributions and profit sharing accounts are subject to vesting requirements.

In addition, we maintain a Non-Qualified Deferred Compensation Plan for our senior managers, including the Named Officers. Senior managers may elect to defer their own salary and incentive earnings, and the Compensation Committee, in its sole discretion, may provide cash contributions into the plan through non-qualified deferred compensation (“NQDC”) and supplemental executive retirement (“SERP”) contributions. The Compensation Committee also has the authority to make discretionary contributions into the plan. NQDC and SERP contributions are determined based upon different formulae and have different vesting schedules. The purpose of the NQDC and SERP contributions is to enable senior managers, including the Named Officers, to adequately save for their retirement. All contributions under this plan are maintained in a rabbi trust.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

Our Board of Directors recognizes that transactions or other arrangements between us and any of our directors or executive officers may present potential or actual conflicts of interest. Nevertheless, our Board recognizes that there are circumstances where such transactions or other arrangements may be in, or not inconsistent with, our best interests. Accordingly, our Board of Directors has adopted a formal written policy that requires any proposed transaction, arrangement or relationship in which we and any related person (i.e., directors, executive officers, nominees for such positions, stockholders owning at least 5% of any class of our voting securities, immediate family members of one or more of the foregoing and any entity in which any one or more of the foregoing is employed, is a principal or beneficially owns, in the aggregate, at least 10% of such entity’s equity interests) are participants and the amount involved exceeds $50,000 to be submitted to our Audit and Examining Committee for review, consideration and approval. Any proposed transaction in which the amount involved is less than $50,000 may be approved by our Chief Financial Officer under the policy.

The policy provides for periodic monitoring of pending and ongoing transactions with related parties. In approving or rejecting the proposed transaction, our Audit and Examining Committee or Chief Financial Officer, as the case may be, will consider the relevant facts and circumstances available, including, (1) the related person’s relationship to us and interest in the transaction, (2) the material facts of the proposed transaction, including the proposed aggregate value of the transaction, (3) the benefits to us, (4) the availability of other sources for comparable services or products (if applicable), and (5) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to our employees generally. Our Audit and Examining Committee or Chief Financial Officer, as the case may be, will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and are consistent with applicable legal requirements. The policy supplements our procedures and policies with respect to compliance with Regulation O.

Management Loans and Transactions

Certain of our directors and officers, members of their immediate families, and firms and corporations with which they are associated, were customers of and have had transactions with the Bank, including borrowings and investments in certificates of deposit, among other deposit products. Our management believes that all such loans have been, and will continue to be, made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral required, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features. Any loans to our directors and executive officers, in addition to complying with Section 402 of the Sarbanes-Oxley Act and Federal Reserve Regulation O, are subject to the approval of our Audit and Examining Committee.

Related Party Transactions

During 2010 the Company paid to Financial Investments Corporation (“FIC”) a management fee in the amount of $129,720 for certain management, advisory and consulting services provided to the Company by FIC. Jennifer Steans is the President, and Harrison I. Steans is the Chairman of the Executive Committee, of FIC. FIC was retained in the ordinary course of business and the Company believes that such services are on terms no less favorable to the Company than those that would have been realized in transactions with unaffiliated entities or individuals.

On September 4, 2008, we entered into a consulting agreement with Jeffrey W. Taylor, a member of our Board of Directors and our former Executive Managing Director, Market Development and New Ventures, pursuant to which Mr. Taylor agreed to provide advisory and consulting services to us and the Bank. Pursuant to the terms of the consulting agreement, the Bank paid Mr. Taylor a monthly fee of $40,000 during its one year term and a final cash payment of $1,250,000. A portion of the $1,250,000 final cash payment equal to $625,000 was paid to Mr. Taylor during 2010.

PROPOSAL 3:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors believes that its 2011 compensation policies and practices reflect our pay-for-performance culture and are strongly aligned with the long-term interests of our stockholders. Our compensation programs for executive officers and key employees are administered under the direction of the Compensation Committee. The Compensation Committee’s primary responsibilities include reviewing and making recommendations to our Board of Directors with respect to our compensation programs and overseeing the administration of our employee benefit plans. The Compensation Committee reviews and approves the compensation of Bruce W. Taylor, our Chairman, and Mark A. Hoppe, our Chief Executive Officer, and considers the compensation recommendations of Mr. Taylor, Mr. Hoppe and our Executive Committee in making compensation decisions relative to other executive officers. Our Human Resources Department collects all relevant and historical compensation information, and works at the direction of the Compensation Committee in putting forth preliminary recommendations regarding compensation levels for our executive officers.

The primary objectives of the Compensation Committee with respect to our executive compensation program are to (1) attract, motivate and retain individuals who will contribute to our success, (2) align the interests of our executives with the long-term interest of our stockholders through award opportunities that can result in the ownership of our common stock, and (3) motivate behavior to attain our vision.

The ARRA requires that any proxy or consent for an annual stockholder meeting, or a special meeting in lieu of such annual meeting, of a TARP recipient allow its stockholders to vote on whether they approve of the compensation provided to the TARP recipient’s executives (commonly referred to as “Say-on-Pay”). Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee, overrule any decision made by the Board of Directors or the Compensation Committee, or create or imply any additional fiduciary duty by the Board of Directors or the Compensation Committee. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Accordingly, the following advisory resolution is included for your consideration and approval:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.”

Our Board of Directors recommends that you vote FOR approval of the compensation of executive officers described in this proxy statement.

AUDIT AND EXAMINING COMMITTEE REPORT

The Audit and Examining Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of Taylor Capital Group’s financial reports, financial reporting processes and internal control system, the performance and independence of Taylor Capital Group’s independent registered public accounting firm and related matters. The Audit and Examining Committee operates under a written charter adopted by the Board of Directors, which is available on Taylor Capital Group’s website at www.taylorcapitalgroup.com under the caption “Governance Documents.” The Board of Directors, in its business judgment, has determined that all members of the Audit and Examining Committee are “independent” as defined by the listing standards for The Nasdaq Global Select Market and Section 301 of the Sarbanes-Oxley Act of 2002.

Management is responsible for Taylor Capital Group’s financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Taylor Capital Group’s independent registered public accounting firm, KPMG LLP, is responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. KPMG LLP is also responsible for auditing the effectiveness of Taylor Capital Group’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. Our responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, we have not conducted auditing or accounting reviews or procedures, and we have relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and that management maintained effective internal control over financial reporting. We have also relied upon KPMG LLP’s reports on Taylor Capital Group’s consolidated financial statements and internal control over financial reporting.

The Audit and Examining Committee meets periodically with Taylor Capital Group’s management, internal auditors and KPMG LLP to discuss Taylor Capital Group’s financial reports, financial reporting processes and internal control system and other related items. We also have reviewed Taylor Capital Group’s 2010 audited consolidated financial statements and discussed these consolidated financial statements with management, Taylor Capital Group’s internal auditors and KPMG LLP. Our discussions with each of the internal auditors and KPMG LLP included sessions at which management was not present, and throughout the year, the internal auditors and KPMG LLP have had unrestricted access to the Audit and Examining Committee. We discussed with KPMG LLP the results of its audit of Taylor Capital Group’s consolidated financial statements and the results of its audit of management’s assessment of internal control over financial reporting. We also discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 114, as modified or supplemented, and KPMG LLP provided us with the written disclosures and the letter required by the Public Company Accounting Oversight Board. We discussed with KPMG LLP these materials and the firm’s independence from Taylor Capital Group.

Based on our discussions with, and review of reports from, management, internal auditors and KPMG LLP and our reliance on the representation of management that Taylor Capital Group’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Examining Committee recommended to the Board of Directors that Taylor Capital Group’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT AND EXAMINING COMMITTEE

Shepherd G. Pryor IV (Chairman)

Ronald D. Emanuel

M. Hill Hammock

The above report of the Audit and Examining Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Principal Accounting Fees and Services

We have invited representatives of our principal accountant, KPMG LLP, to be present at the annual meeting, and we expect that they will attend. If present, the representatives from KPMG LLP will be available to respond to appropriate questions from stockholders, if the need arises, or make a statement if the representatives desire to do so. The aggregate fees incurred by us for KPMG LLP professional services for the years ended December 31, 2010 and 2009 were as follows:

	For the Year Ended December 31,
	2010	2009
Audit Fees	$619,925	$497,220
Audit-Related Fees	$64,580	—
Tax Fees	$200,909	183,675
All Other Fees	—	—
Total Fees	$885,414	$680,895

Audit Fees.    Audit fees include fees for professional services rendered for the annual audit of the Company’s consolidated financial statements, including the audit of internal control over financial reporting and Annual Report on Form 10-K and the review of the Quarterly Reports on Form 10-Q for the years indicated.

Tax Fees.    Tax fees include fees for professional services rendered for tax consulting assistance.

All Other Fees.    None.

Pre-Approval Policies and Procedures

All audit, audit-related, tax services and other services to be provided by the independent registered public accounting firm are required to be pre-approved by the Audit and Examining Committee. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee, the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom such authority is so delegated to pre-approve an activity shall be presented to the full Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in our proxy statement and proxy for our 2012 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 17, 2011, the date not less than 120 days prior to April 15, 2012 (the first anniversary of the date on which we first mailed our proxy materials for our 2011 annual meeting of stockholders). In addition, in accordance with Section 2.9 of our Third Amended and Restated By-Laws, with respect to an annual meeting of stockholders, in order to be timely, a stockholder’s notice shall be delivered to, or mailed and received by, our Corporate Secretary not more than 90 nor less than 60 days prior to the anniversary of the mailing of the proxy statement for the prior year’s annual meeting (which for purposes of our 2012 Annual Meeting of Stockholders will be between January 16, 2012 and February 15, 2012). If, however, the date of our 2012 Annual Meeting of Stockholders is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of our 2011 Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting, or (b) the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting is first made. If approved, stockholders are urged to read carefully the additional notice requirements for stockholder proposals and director nominations in Section 2.9 of our Third Amended and Restated By-laws. Our form of proxy for the 2012 Annual Meeting of Stockholders will confer discretionary authority upon the persons named as proxies therein to vote on any untimely stockholder proposals, and the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals that are not included in our proxy statement and form of proxy.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate with our Board of Directors or any of the directors by sending a letter to Taylor Capital Group, Inc. Board of Directors, c/o the Office of the Corporate Secretary, Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018. The Office of the Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics. From time to time, our Board of Directors may change the process by means of which stockholders may communicate with the Board or its members.

OTHER MATTERS

We know of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2009, including our Annual Report on Form 10-K for the same year (excluding exhibits but including a list briefly describing all of the exhibits not contained therein), accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to our Annual Report on Form 10-K for the same year by writing to Taylor Capital Group, Inc., Attention: Office of the Corporate Secretary, 9550 West Higgins Road, Rosemont, Illinois 60018. We reserve the right to require payment of a reasonable fee in exchange for furnishing any exhibit, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

[FRONT SIDE OF PROXY CARD]

PROXY	TAYLOR CAPITAL GROUP, INC.	PROXY

ROSEMONT, ILLINOIS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of the common stock or 8% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (“Series C Preferred”) of Taylor Capital Group, Inc. (the “Corporation”) acknowledges receipt of the proxy statement and Notice of Annual Meeting of Stockholders, dated April 12, 2011, hereby constitutes and appoints Mark A. Hoppe, Randall T. Conte and Steven H. Shapiro, and each of them acting singly in the absence of the other, as Proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Corporation and Series C Preferred held of record by the undersigned on March 31, 2011, at the Annual Meeting of Stockholders to be held at 9:00 a.m., central time, on May 12, 2011, or at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposal 1, Proposal 2, and Proposal 3, and if other business is presented at the meeting, in accordance with the best judgment of the Proxies on those matters.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. (Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD]

The Board of Directors recommends a vote FOR the following Proposals:

1.        ELECTION OF FIFTEEN (15) DIRECTORS FOR A ONE-YEAR TERM.

			For	Withhold
01	—	Bruce W. Taylor	☐	☐
02	—	Mark A. Hoppe	☐	☐
03	—	Ronald L. Bliwas	☐	☐
04	—	C. Brian Daniels	☐	☐
05	—	Ronald D. Emanuel	☐	☐
06	—	M. Hill Hammock	☐	☐
07	—	Elzie L. Higginbottom	☐	☐
08	—	Michael H. Moskow	☐	☐
09	—	Louise O’Sullivan	☐	☐
10	—	Melvin E. Pearl	☐	☐
11	—	Shepherd G. Pryor, IV	☐	☐
12	—	Harrison I. Steans	☐	☐
13	—	Jennifer W. Steans	☐	☐
14	—	Jeffrey W. Taylor	☐	☐
15	—	Richard W. Tinberg	☐	☐

2.        Proposal to approve our 2011 Incentive Compensation Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.        Advisory proposal to approve the compensation of executive officers as described in the proxy statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Signature:

Signature:
(If Held Jointly)

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M., New York City time, on May 11, 2011.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET: http://www.proxyvote.com Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE: 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.